     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 9, 2002


                                            REGISTRATION STATEMENT NO. 333-86232
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                              WEYERHAEUSER COMPANY
             (Exact name of registrant as specified in its charter)

                WASHINGTON                                    2400                                    91-0470860
     (State or other jurisdiction of              (Primary standard industrial                     (I.R.S. employer
      incorporation or organization)              classification code number)                   identification number)

                          33663 WEYERHAEUSER WAY SOUTH
                         FEDERAL WAY, WASHINGTON 98003
                           TELEPHONE: (253) 924-2345
   (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                CLAIRE S. GRACE
               CORPORATE SECRETARY AND ASSISTANT GENERAL COUNSEL
                              WEYERHAEUSER COMPANY
                          33663 WEYERHAEUSER WAY SOUTH
                         FEDERAL WAY, WASHINGTON 98003
                           TELEPHONE: (253) 924-2345
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                ERIC S. HAUETER
                         SIDLEY AUSTIN BROWN & WOOD LLP
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 772-1200
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE            OFFERING PRICE              AGGREGATE                AMOUNT OF
SECURITIES TO BE REGISTERED        REGISTERED               PER UNIT(1)           OFFERING PRICE(1)       REGISTRATION FEE(2)
-------------------------------------------------------------------------------------------------------------------------------
Floating Rate Notes due
  2003....................        $ 500,000,000                100%                 $ 500,000,000
5.50% Notes due 2005......       $1,000,000,000                100%                $1,000,000,000
6.125% Notes due 2007.....       $1,000,000,000                100%                $1,000,000,000
6.75% Notes due 2012......       $1,750,000,000                100%                $1,750,000,000
7.375% Debentures due
  2032....................       $1,250,000,000                100%                $1,250,000,000
                                 ---------------                                   ---------------
Total.....................       $5,500,000,000                100%                $5,500,000,000              $506,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2) Paid previously.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED AUGUST 9, 2002


PROSPECTUS

                              WEYERHAEUSER COMPANY
                             OFFER TO EXCHANGE ITS
                         FLOATING RATE NOTES DUE 2003,
                             5.50% NOTES DUE 2005,
                             6.125% NOTES DUE 2007,
                            6.75% NOTES DUE 2012 AND
                           7.375% DEBENTURES DUE 2032
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                         FLOATING RATE NOTES DUE 2003,
                             5.50% NOTES DUE 2005,
                             6.125% NOTES DUE 2007,
                            6.75% NOTES DUE 2012 AND
                           7.375% DEBENTURES DUE 2032

- We are offering to exchange up to $500,000,000 of our Floating Rate Notes due 2003, $1,000,000,000 of our 5.50% Notes due 2005, $1,000,000,000 of our 6.125%
  Notes due 2007, $1,750,000,000 of our 6.75% Notes due 2012 and $1,250,000,000
  of our 7.375% Debentures due 2032 that have been registered under the Securities Act of 1933 (collectively, the "exchange securities") for a like aggregate principal amount of our Floating Rate Notes due 2003, 5.50% Notes due 2005, 6.125% Notes due 2007, 6.75% Notes due 2012 and 7.375% Debentures due 2032, respectively, that we previously issued without registration under the Securities Act (collectively, the "old securities").

- The terms of the exchange securities of each series will be identical in all material respects to the terms of the old securities of that series, except that the transfer restrictions, registration rights and additional interest provisions applicable to the old securities of that series will not apply to the exchange securities of that series.

- We will issue exchange securities of each series in exchange for all old securities of that series that are validly tendered and not withdrawn.


- Each exchange offer will expire at 5:00 p.m., New York City time, on September 24, 2002 unless we extend it.


- You may withdraw tenders of old securities of any series at any time before 5:00 p.m., New York City time, on the date of the expiration of the exchange offer for the securities of that series.

- We will not receive any cash proceeds from the exchange offers.

- No dealer-manager is being used in connection with the exchange offers.

- The exchange of the exchange securities of any series for the old securities of that series will not be a taxable transaction for U.S. federal income tax purposes.

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.
  We are not making any exchange offer in any state where it is not permitted.

                             ---------------------


    INVESTING IN THE EXCHANGE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS"
                             BEGINNING ON PAGE 14.


                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                THE DATE OF THIS PROSPECTUS IS AUGUST   , 2002.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Special Note Regarding Forward-Looking Statements...........    2
Prospectus Summary..........................................    4
Risk Factors................................................   14
Recent Developments.........................................   15
Use of Proceeds.............................................   16
Ratios of Earnings to Fixed Charges.........................   16
The Exchange Offers.........................................   17
Description of the Exchange Securities......................   29
Certain United States Federal Income Tax Considerations.....   45
Plan of Distribution........................................   47
Available Information.......................................   48
Incorporation by Reference..................................   49
Legal Matters...............................................   49
Experts.....................................................   50


                             ---------------------


     We have not authorized any person to give any information or to make any representation in connection with this offer other than the information contained and incorporated or deemed to be incorporated by reference in this prospectus, and, if given or made, that information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer or solicitation of an offer by anyone in any jurisdiction in which that offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation.



     This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to our Director of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. IN ADDITION, TO OBTAIN TIMELY DELIVERY OF ANY INFORMATION YOU REQUEST, YOU MUST SUBMIT YOUR REQUEST NO LATER THAN SEPTEMBER 17, 2002, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXCHANGE OFFERS ARE CURRENTLY SCHEDULED TO EXPIRE.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain statements concerning our future results and performance and other matters that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. Some of these forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative or other variations of those terms or comparable terminology, or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with matters such as anticipated synergies, cost savings, cash flow, earnings, earnings per share and shareholder value that may be realized as a result of our acquisition of Willamette Industries, Inc. and with the anticipated effect of that acquisition on our results of operations, financial condition and prospects. The accuracy of these forward-looking statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to:

     - the effect of general economic conditions, including the level of interest rates and housing starts;

     - market demand for our products, which may be tied to the relative strength of various U.S. business segments;

     - performance of our manufacturing operations;

     - the level of competition from foreign producers;

     - the effect of forestry, land use, environmental and other governmental regulations;

     - the risk of losses from terrorist activity, fires, floods and other natural disasters; and

     - our ability to successfully integrate and manage Willamette and any other businesses or companies we acquire and to realize anticipated cost savings and synergies, if any, from those acquisitions, and the ability of Willamette and any other businesses or companies we acquire to perform in accordance with our expectations.

     We are also a large exporter and operate in a number of countries and we are affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar and the Euro, plus restrictions on international trade or tariffs imposed on imports, including the countervailing and anti-dumping duties imposed on our softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from these forward-looking statements are discussed in greater detail elsewhere in this prospectus and in the documents incorporated and deemed to be incorporated by reference in this prospectus.

                               PROSPECTUS SUMMARY

     The following is a summary of key aspects of the exchange offers. It does not contain all of the information that may be important to you. You should carefully read the detailed information appearing elsewhere in this prospectus, the related letter of transmittal and the documents incorporated and deemed to be incorporated by reference in this prospectus.

     In this prospectus, we sometimes refer to our Floating Rate Notes due 2003 that we previously issued as the "old floating rate notes due 2003," the Floating Rate Notes due 2003 that we are offering in exchange for the old floating rate notes due 2003 as the "floating rate exchange notes due 2003," and the old floating rate notes due 2003 and the floating rate exchange notes due 2003 as, collectively, the "floating rate notes due 2003."

     In this prospectus, we sometimes refer to our 5.50% Notes due 2005 that we previously issued as the "old notes due 2005," the 5.50% Notes due 2005 that we are offering in exchange for the old notes due 2005 as the "exchange notes due 2005," and the old notes due 2005 and the exchange notes due 2005 as, collectively, the "notes due 2005."

     In this prospectus, we sometimes refer to our 6.125% Notes due 2007 that we previously issued as the "old notes due 2007," the 6.125% Notes due 2007 that we are offering in exchange for the old notes due 2007 as the "exchange notes due 2007," and the old notes due 2007 and the exchange notes due 2007 as, collectively, the "notes due 2007."

     In this prospectus, we sometimes refer to our 6.75% Notes due 2012 that we previously issued as the "old notes due 2012," the 6.75% Notes due 2012 that we are offering in exchange for the old notes due 2012 as the "exchange notes due 2012," and the old notes due 2012 and the exchange notes due 2012 as, collectively, the "notes due 2012."

     In this prospectus, we sometimes refer to our 7.375% Debentures due 2032 that we previously issued as the "old debentures due 2032," the 7.375% Debentures due 2032 that we are offering in exchange for the old debentures due 2032 as the "exchange debentures due 2032," and the old debentures due 2032 and the exchange debentures due 2032 as, collectively, the "debentures due 2032."

     We also sometimes refer to the exchange offers made by this prospectus and the related letter of transmittal as the "exchange offers" and to that letter of transmittal as the "letter of transmittal."

     Unless otherwise expressly stated or the context otherwise requires, references to "Weyerhaeuser," "we," "our" and "us" and similar references mean Weyerhaeuser Company and its consolidated subsidiaries which include, with respect to information relating to dates or periods on and after February 11, 2002, Willamette Industries, Inc. and its consolidated subsidiaries.

                              WEYERHAEUSER COMPANY

     Weyerhaeuser Company was incorporated in the State of Washington in January 1900 as Weyerhaeuser Timber Company. We are principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Our principal business segments, which account for the majority of our sales, earnings and asset base, are timberlands, wood products, and pulp, paper and packaging. The mailing address of our principal executive offices is 33663 Weyerhaeuser Way South, Federal Way, Washington 98003 and the telephone number of our principal executive offices is (253) 924-2345.

                              THE EXCHANGE OFFERS

General.......................   We are offering to exchange up to $500,000,000
                                 aggregate principal amount of our floating rate exchange notes due 2003, $1,000,000,000 aggregate principal amount of our exchange notes due 2005, $1,000,000,000 aggregate principal amount of our ex-
                                 change notes due 2007, $1,750,000,000 aggregate principal amount of our exchange notes due 2012 and $1,250,000,000 aggregate principal amount of our exchange debentures due 2032 that have been registered under the Securities Act of 1933 (collectively, the "exchange securities") for a like aggregate principal amount of our old floating rate notes due 2003, old notes due
                                 2005, old notes due 2007, old notes due 2012 and old debentures due 2032, respectively, that we previously issued without registration under the Securities Act (collectively, the "old securities"). We sometimes refer to the exchange securities and the old securities as, collectively, the "securities."

                                 All of the old securities were issued, and the exchange securities will be issued, under the same indenture. The old floating rate notes and the floating rate exchange notes will constitute a single series of debt securities under the indenture. The old notes due 2005 and the exchange notes due 2005 will constitute a single series of debt securities under the indenture. The old notes due 2007 and the exchange notes due 2007 will constitute a single series of debt securities under the indenture. The old notes due 2012 and the exchange notes due 2012 will constitute a single series of debt securities under the indenture. The old debentures due 2032 and the exchange debentures due 2032 will constitute a single series of debt securities under the indenture. The offer we are making to exchange securities of any series for old securities of that series is referred to as an "exchange offer" and all of these offers are referred to, collectively, as the "exchange offers".

                                 Old securities of each series may be tendered for exchange in whole or in part in a principal amount of $1,000 and integral multiples of $1,000.

                                 The terms of the exchange securities of each series will be identical in all material respects to the terms of the old securities of that series, except that the transfer restrictions, registration rights and additional interest provisions applicable to the old securities of that series will not apply to the exchange securities of that series. We are making the exchange offers in order to satisfy our obligations under a registration rights agreement, which we refer to as the "registration rights agreement," that we entered into in connection with the initial issuance of the old securities.

                                 If the exchange offer for the securities of any series is not completed by the date specified in the registration rights agreement, we will be required to pay additional interest on the old securities of that series until that exchange offer is completed unless we file a shelf registration statement for the old securities of that series with the Securities and Exchange Commission and comply with other conditions.


Expiration Date...............   The term "Expiration Date" means, with respect
                                 to the exchange offer for the securities of any series, 5:00 p.m., New York City time, on September 24, 2002 unless we extend the term of the exchange offer with respect to the securities of that series, in which case the term "Expiration Date" will mean, with respect to the exchange offer for the securities of that series, the latest date and time to which that exchange offer is extended. See "The Exchange
                                 Offers -- Expiration Date; Extensions;
                                 Amendments."

                                 As described above, we are making a separate exchange offer with respect to the securities of each series and we may elect to extend the term of the exchange offer for one or more series of securities without extending the term of the exchange offer for any other series of securities. Accordingly, the Expiration Date of the exchange offer for any series of securities may differ from the Expiration Date of the exchange offers for any or all of the other series of securities and, as a result, the delivery of exchange securities of any series may occur either before or after the delivery of exchange securities of any other series.

Procedure for Tendering Old
  Securities..................   To tender old securities of any series, holders
                                 must complete, sign and date the letter of transmittal and deliver it, together with certificates for the old securities of that series to be exchanged and any other required documents, to the exchange agent referred to below or comply with the procedures for book-entry transfer, in each case on or prior to the Expiration Date of the exchange offer for the securities of that series and in accordance with the detailed procedures specified in this prospectus and the letter of transmittal. Holders of old securities of any series, who are unable to deliver these documents or comply with the procedures for book-entry transfer on or prior to the Expiration Date of the exchange offer for the securities of that series may follow the guaranteed delivery procedures described in this prospectus. See "The Exchange
                                 Offers -- Procedures for Tendering Old
                                 Securities." Holders of old securities of any series registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact that person promptly if they wish to tender old securities of that series. Letters of transmittal and other required documents should not be sent to us. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The
                                 Exchange Offers -- Exchange Agent."

Withdrawal Rights.............   Tenders of old securities of any series may be
                                 withdrawn at any time on or prior to the Expiration Date with respect to the exchange offer for securities of that series by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures described under "The Exchange
                                 Offers -- Withdrawal Rights."

Conditions to the Exchange
Offers........................   We will not be required to accept for exchange,
                                 or to exchange, any old securities of any series if specified events or conditions have occurred or exist or have not been satisfied.
                                 If we determine that any of these events or conditions has occurred or exists or has not been satisfied, we may, subject to applicable law, terminate the exchange offer with respect to the securities of that series, waive that condition or otherwise amend the terms of that exchange offer in any respect. See "The
                                 Exchange Offers -- Certain Conditions to the
                                 Exchange Offers."

Resales of Exchange
Securities....................   Based on existing interpretations by the staff
                                 of the SEC contained in interpretive letters issued to parties unrelated to us, we believe that, except as described in the next sentence, you will generally be able to transfer the exchange securities issued pursuant to the exchange offers without compliance with the registration or prospectus delivery requirements of the Securities Act, so long as you are not an affiliate of ours, you acquire the exchange securities in the ordinary course of your business, you have no arrangement or understanding with any person to participate in the distribution of the old securities or the exchange securities within the meaning of the Securities Act and you are not a broker-dealer that purchased the old securities being tendered in the exchange offers directly from us for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act. However, if you are a broker-dealer and receive exchange securities in exchange for old securities that were acquired for your own account as a result of market-making activities or other trading activities, you must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange securities. Each holder of old securities who wishes to receive exchange securities will be required to make specified representations and warranties to us in order to insure compliance with the interpretive letters referred to above. See "The Exchange Offers -- Resales of
                                 Exchange Securities."

Exchange Agent................   The exchange agent for the exchange offers is
                                 JPMorgan Chase Bank. The address and telephone and facsimile numbers of the exchange agent appear under "The Exchange Offers -- Exchange
                                 Agent."

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of the exchange securities offered by this prospectus.

Consequences of Failure to
Exchange
  the Old Securities..........   Any old securities of any series that are not
                                 tendered and exchanged for exchange securities of that series will remain outstanding following the exchange offer for the securities of that series and will continue to be subject to transfer restrictions and to bear interest at the same per annum rate of interest or, in the case of the floating rate notes due 2003, pursuant to the same interest rate formula, but will not be entitled to any additional interest or registration rights under the registration rights agreement. If old securities of any series are tendered and accepted in the exchange offer for the securities of that series, a holders' ability to sell any old securities of that series that remain outstanding could be adversely affected and there may be no trading market for the old securities of that series. See "-- Consequences of Failure to Exchange the Old Securities" below.

United States Federal Income
Tax
  Considerations..............   The exchange of the exchange securities of any
                                 series for old securities of that series will not be a taxable transaction for U.S. federal income tax purposes. Holders of old securities should review the information appearing under "Certain United States Federal Income Tax
                                 Considerations" prior to tendering old
                                 securities in the exchange offers.

                            THE EXCHANGE SECURITIES
                                    GENERAL

Issuer........................   Weyerhaeuser Company, a Washington corporation.


Ranking.......................   The exchange securities will be unsecured and
                                 unsubordinated obligations of Weyerhaeuser
                                 Company and will rank equally with all other unsecured and unsubordinated indebtedness of
                                 Weyerhaeuser Company. As of March 31, 2002,
                                 Weyerhaeuser Company had approximately $11.8 billion of unsecured and unsubordinated indebtedness, excluding indebtedness of its subsidiaries (including Willamette Industries,
                                 Inc.). Subsequent to March 31, 2002, Willamette
                                 Industries, Inc. merged into Weyerhaeuser
                                 Company and, as a result of that merger, all assets and obligations of Willamette
                                 Industries, Inc. became assets and obligations of Weyerhaeuser Company. See "Recent
                                 Developments -- Acquisition of Willamette
                                 Industries, Inc." As of March 31, 2002, on a pro forma basis after giving effect to the merger of Willamette Industries, Inc. into Weyerhaeuser Company as if that merger had occurred on that date, Weyerhaeuser Company would have had approximately $13.1 billion of unsecured and unsubordinated indebtedness, excluding indebtedness of its subsidiaries.



                                 The exchange securities will be effectively subordinated to all existing and future liabilities, including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations, of our subsidiaries. As of March 31, 2002, Weyerhaeuser Company subsidiaries had approximately $6.6 billion of total liabilities, excluding liabilities to Weyerhaeuser Company and other intercompany liabilities. As of March 31, 2002, on a pro forma basis after giving effect to the merger of Willamette Industries, Inc. into Weyerhaeuser Company as if that merger had occurred on that date, Weyerhaeuser Company subsidiaries would have had approximately $2.9 billion of total liabilities, excluding liabilities to Weyerhaeuser Company and other intercompany liabilities. These pro forma post-merger subsidiary liabilities as of March 31, 2002 included approximately $300 million of outstanding subsidiary indebtedness that also ranks equally with the old securities and, when the exchange securities are issued, will also rank equally with the exchange securities and other unsecured and unsubordinated obligations of Weyerhaeuser Company as a result of agreements entered into by Weyerhaeuser Company in connection with the acquisition of MacMillan Bloedel. The indenture under which the old securities were issued and the exchange securities will be issued does not limit the amount of indebtedness that may be incurred by Weyerhaeuser Company or by its subsidiaries. See "Description of the Exchange
                                 Securities -- Ranking."


                     FLOATING RATE EXCHANGE NOTES DUE 2003

Securities Offered............   $500,000,000 principal amount of floating rate
                                 exchange notes due 2003.

Maturity Date.................   The floating rate exchange notes due 2003 will
                                 mature on September 15, 2003.

Interest Rate.................   Interest on the floating rate exchange notes
                                 due 2003 will accrue from the interest payment date falling in September 2002 at a per annum rate equal to LIBOR, determined as described under "Description of the Exchange
                                 Securities -- Floating Rate Exchange Notes" and adjusted quarterly, plus 1.125%.

Interest Payment Dates........   March 15, June 15, September 15 and December
                                 15. If any of these interest payment dates for the floating rate exchange notes due 2003, other than an interest payment date falling on the maturity date of the floating rate exchange notes due 2003, would otherwise be a day that is not a Floating Rate Business Day, as defined, that interest payment date will be moved to, and will be, the next succeeding
                                 Floating Rate Business Day, except that, if the next succeeding Floating Rate Business Day falls in the next succeeding calendar month, that interest payment date instead will be moved to, and will be, the immediately preceding Floating Rate Business Day.

First Interest Payment........   The first interest payment date for the
                                 floating rate exchange notes due 2003 will be the interest payment date falling in December
                                 2002 and the interest payable on the floating rate exchange notes due 2003 on the interest payment date falling in December 2002 will be paid to the persons in whose names the floating rate exchange notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Date Business Day, immediately preceding the interest payment date falling in December 2002. Because the floating rate exchange notes due 2003 will not be issued until after the interest payment date falling in September 2002, holders of floating rate exchange notes due 2003 will not be entitled to receive the interest payable on the interest payment date falling in September 2002.
                                 Instead, interest payable on the interest payment date falling in September 2002 will be payable on the old floating rate notes due 2003 and will be paid to the persons in whose names the old floating rate notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate
                                 Business Day, immediately preceding the
                                 interest payment date falling in September
                                 2002.

No Optional Redemption........   The floating rate exchange notes due 2003 will
                                 not be subject to redemption at our option prior to maturity and will not be subject to any sinking fund provision.

                            EXCHANGE NOTES DUE 2005

Securities Offered............   $1,000,000,000 principal amount of exchange
                                 notes due 2005.

Maturity Date.................   The exchange notes due 2005 will mature on
                                 March 15, 2005.

Interest Rate.................   5.50% per annum, accruing from September 15,
                                 2002.

Interest Payment Dates........   March 15 and September 15.

First Interest Payment........   The first interest payment date for the
                                 exchange notes due 2005 will be March 15, 2003 and the interest payable on the exchange notes due 2005 on that interest payment date will be paid to the persons in whose names the exchange notes due 2005 are registered at the close of business on March 1, 2003.
                                 Because the exchange notes due 2005 will not be issued until after September 15, 2002, holders of the exchange notes due 2005 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2005 and will be paid to the persons in whose names the old notes due 2005 are registered at the close of business on September 1, 2002.

Optional Redemption...........   We may redeem some or all of the exchange notes
                                 due 2005, at any time or from time to time, at the redemption prices described in the section entitled "Description of the Exchange
                                 Securities -- Optional Redemption." The
                                 exchange notes due 2005 will not be subject to any sinking fund provision.

                            EXCHANGE NOTES DUE 2007

Securities Offered............   $1,000,000,000 principal amount of exchange
                                 notes due 2007.

Maturity Date.................   The exchange notes due 2007 will mature on
                                 March 15, 2007.

Interest Rate.................   6.125% per annum, accruing from September 15,
                                 2002.

Interest Payment Dates........   March 15 and September 15.

First Interest Payment........   The first interest payment date for the
                                 exchange notes due 2007 will be March 15, 2003 and the interest payable on the exchange notes due 2007 on that interest payment date will be paid to the persons in whose names the exchange notes due 2007 are registered at the close of business on March 1, 2003. Because the exchange notes due 2007 will not be issued until after September 15, 2002, holders of the exchange notes due 2007 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2007 and will be paid to the persons in whose names the old notes due
                                 2007 are registered at the close of business on September 1, 2002.

Optional Redemption...........   We may redeem some or all of the exchange notes
                                 due 2007, at any time or from time to time, at the redemption prices described in the section entitled "Description of the Exchange
                                 Securities -- Optional Redemption." The
                                 exchange notes due 2007 will not be subject to any sinking fund provision.

                            EXCHANGE NOTES DUE 2012

Securities Offered............   $1,750,000,000 principal amount of exchange
                                 notes due 2012.

Maturity Date.................   The exchange notes due 2012 will mature on
                                 March 15, 2012.

Interest Rate.................   6.75% per annum, accruing from September 15,
                                 2002.

Interest Payment Dates........   March 15 and September 15.

First Interest Payment........   The first interest payment date for the
                                 exchange notes due 2012 will be March 15, 2003 and the interest payable on the exchange notes due 2012 on that interest payment date will be paid to the persons in whose names the exchange notes due 2012 are registered at the close of business on March 1, 2003. Because the exchange notes due 2012 will not be issued until after September 15, 2002, holders of the exchange notes due 2012 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002.
                                 Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2012 and will be paid to the persons in whose names the old notes due 2012 are registered at the close of business on September 1, 2002.

Optional Redemption...........   We may redeem some or all of the exchange notes
                                 due 2012, at any time or from time to time, at the redemption prices described in the section entitled "Description of the Exchange
                                 Securities -- Optional Redemption." The
                                 exchange notes due 2012 will not be subject to any sinking fund provision.

                          EXCHANGE DEBENTURES DUE 2032

Securities Offered............   $1,250,000,000 principal amount of exchange
                                 debentures due 2032.

Maturity Date.................   The exchange debentures due 2032 will mature on
                                 March 15, 2032.

Interest Rate.................   7.375% per annum, accruing from September 15,
                                 2002.

Interest Payment Dates........   March 15 and September 15.

First Interest Payment........   The first interest payment date for the
                                 exchange debentures due 2032 will be March 15, 2003 and the interest payable on the exchange debentures due 2032 on that interest payment date will be paid to the persons in whose names the exchange debentures due 2032 are registered at the close of business on March 1, 2003.
                                 Because the exchange debentures due 2032 will not be issued until after September 15, 2002, holders of the exchange debentures due 2032 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old debentures due 2032 and will be paid to the persons in whose names the old debentures due
                                 2032 are registered at the close of business on September 1, 2002.

Optional Redemption...........   We may redeem some or all of the exchange
                                 debentures due 2032, at any time or from time to time, at the redemption prices described in the section entitled "Description of the Exchange Securities -- Optional Redemption."
                                 The exchange debentures due 2032 will not be subject to any sinking fund provision.

                  SOME COMMON TERMS OF THE EXCHANGE SECURITIES

Covenants.....................   We will issue the exchange securities under an
                                 indenture with JPMorgan Chase Bank, as trustee.
                                 The indenture will, among
                                 other things, restrict our ability and the ability of our "subsidiaries," as that term is defined in the indenture, to:

                                   - incur indebtedness for borrowed money
                                     secured by mortgages on timber or
                                     timberlands located in specified states or on any principal manufacturing plant located in the United States unless we secure the securities and any other debt securities issued under the indenture equally and ratably with, or prior to, that indebtedness; and

                                   - enter into specified sale and leaseback
                                     transactions with respect to real property located in the United States unless we apply an amount equal to the fair value of the leased property, as determined by our board of directors, to repay indebtedness or unless we would be entitled, pursuant to the limitation on liens covenant described in the preceding bullet point, to incur indebtedness for borrowed money secured by a mortgage on the leased property without equally and ratably securing the debt securities issued under the indenture.

                                 These covenants are subject to a number of exceptions and limitations and you should carefully review the information under "Description of the Exchange
                                 Securities -- Certain Restrictions" for more information.

                                 When the old securities were originally issued, the securities were entitled to the benefit of a covenant in the indenture requiring that, upon the occurrence of specified events, Willamette Industries, Inc., which at that time was a subsidiary of Weyerhaeuser Company, guarantee the securities and any other debt securities issued under the indenture. Those specified events have not occurred and, accordingly, Willamette Industries, Inc. has not been required to provide this guarantee. Moreover, the indenture expressly provides that this covenant would terminate upon the effectiveness of the merger of Willamette Industries, Inc. with and into Weyerhaeuser Company and the satisfaction of other specified conditions. That merger has been consummated and those conditions have been satisfied. Accordingly, the covenant in the indenture requiring that Willamette Industries, Inc. guarantee the securities and any other debt securities issued under the indenture has terminated. See "Recent
                                 Developments -- Acquisition of Willamette
                                 Industries, Inc." and "Description of the Exchange Securities -- Termination of Covenant Requiring Possible Guarantee of Debt Securities."

Form of Exchange Securities...   The exchange securities will be issued in
                                 book-entry form and will be evidenced by one or more global certificates, which we sometimes refer to as "global exchange securities," registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 "DTC." Holders of interests in global exchange securities will not be entitled to receive exchange securities in definitive certificated form registered in their names except in the limited circumstances described under
                                 "Description of the Exchange
                                 Securities -- Book-Entry; Delivery and Form."

Denominations.................   The exchange securities will be issued in
                                 denominations of $1,000 and integral multiples of $1,000.

Absence of a Public Market for
the
  Exchange Securities.........   The exchange securities of each series will be
                                 a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the exchange securities of any series will develop or as to the liquidity of any market that may develop.
                                 The broker-dealers that initially purchased the old securities directly from us have previously advised us that they intend to make a market in the exchange securities. However, they are not obligated to do so and any market making with respect to the exchange securities of any series may be discontinued without notice.

             CONSEQUENCES OF FAILURE TO EXCHANGE THE OLD SECURITIES

     The old securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption from or in a transaction not subject to those requirements. The transfer of old securities is also subject to other conditions and restrictions set forth in the related indenture. Any old securities that are not tendered and exchanged for exchange securities will remain outstanding after consummation of the applicable exchange offer and will continue to bear a legend reflecting those restrictions on transfer. In addition, upon consummation of the exchange offer with respect to the securities of any series, holders of old securities of that series that remain outstanding will not be entitled to any rights under the registration rights agreement to have those old securities registered under the Securities Act. We do not intend to register under the Securities Act any old securities which remain outstanding after completion of the applicable exchange offer.

     If old securities of any series are tendered and accepted in the exchange offer with respect to the securities of that series, a holder's ability to sell any old securities of that series that remain outstanding could be adversely affected and there may be no trading market for those old securities. To the extent that old securities of any series are tendered and accepted in the exchange offer with respect to the securities of that series, the principal amount of outstanding old securities of that series will decrease, which will likely adversely affect the liquidity of any trading market for the old securities of that series that may exist.

     In the registration rights agreement we agreed, among other things, to use our reasonable best efforts to consummate an exchange offer of exchange securities of each series for old securities of that series. The registration rights agreement provides, among other things, that if we do not consummate the exchange offer with respect to the securities of any series by a specified date, additional interest will accrue and be payable on the old securities of that series until that exchange offer is completed unless we file a shelf registration for the old securities of that series with the SEC and comply with other conditions. Following completion of the exchange offer with respect to the securities of any series, the old securities of that series will not be entitled to any additional interest under the registration rights agreement and will continue to bear interest at the same per annum interest rate or, in the case of the old floating rate notes due 2003, pursuant to the same interest rate formula as the exchange securities of that series.

     All of the old securities and exchange securities will be issued under the same indenture. The old securities of each series and the exchange securities of that series will constitute a single series of debt securities under that indenture. If the exchange offer with respect to the securities of any series is consummated, any old securities of that series that remain outstanding and the exchange securities of that series will constitute a single series of debt securities under the indenture. This means that, in circumstances where the indenture provides for holders of debt securities of any series issued under the indenture to vote or take any other action as a class, the old securities of that series and the exchange securities of that series will vote or take that action as a single class.

                                  RISK FACTORS



     Investing in the exchange securities involves risks. You should carefully consider the risks described below, as well as the other information set forth in this prospectus and the documents incorporated and deemed to be incorporated by reference in this prospectus, before you decide to exchange old securities for exchange securities. The risks and uncertainties described below are not the only ones we face.



ADVERSE DECISION IN PARAGON TRADE BRANDS BANKRUPTCY PROCEEDINGS


     In May 1999, the Equity Committee (the "Committee") in the Paragon Trade Brands, Inc. ("Paragon") bankruptcy proceeding filed a motion in U.S. Bankruptcy Court for the Northern District of Georgia for authority to prosecute claims against us in the name of the debtor's estate. Specifically, the Committee seeks to assert that we breached certain warranties in agreements entered into between Paragon and us in connection with Paragon's public offering of common stock in January 1993. The Committee seeks to recover damages sustained by Paragon as a result of two patent infringement cases, one brought by Procter & Gamble and the other by Kimberly-Clark. In September 1999, the Bankruptcy Court authorized the Committee to commence an adversary proceeding against us. The Committee commenced this proceeding in October 1999, seeking damages in excess of $420 million against us. Both the Committee and we filed motions for summary judgment.


     On June 26, 2002, the Bankruptcy Court granted the Committee's motion for partial summary judgment holding that we are liable to the plaintiffs for breaches of warranties. A written order of the Bankruptcy Court is expected in the near future. The Bankruptcy Court denied our motion for summary judgment. No trial date has been set for the determination of damages.



     We strongly disagree with the Bankruptcy Court's decision and will pursue all available relief. Based on advice of our legal counsel, we believe at the present time that the possibility of a material unfavorable outcome in this action is remote.



THE REMEDIES AVAILABLE TO INVESTORS IN THIS OFFERING WILL BE ADVERSELY AFFECTED DUE TO A CHANGE OF OUR INDEPENDENT PUBLIC ACCOUNTANTS



     In a press release issued on April 16, 2002, we announced that our board of directors had appointed KPMG LLP to replace Arthur Andersen LLP as our independent public accountants, effective immediately. The press release indicated that the decision was made following a process conducted by our management and the audit committee of our board of directors to review proposals from a number of public accounting firms. The press release also stated that the decision to change auditors was not the result of any disagreement between us and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.



     We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this prospectus as having certified the consolidated balance sheets of Weyerhaeuser Company and subsidiaries as of December 30, 2001 and December 31, 2000 and the related consolidated statements of earnings, cash flows, shareholders' interest and financial statement schedule II -- valuation and qualifying accounts for each of the years in the three-year period ended December 30, 2001 as required by
Section 7 of the Securities Act of 1933. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act for false or misleading statements or omissions in this prospectus or the financial statements incorporated herein and therefore your right of recovery under that Section may be limited as a result of the lack of consent.


REDUCTION IN CREDIT RATING ON OUR DEBT SECURITIES

     On February 11, 2002, Moody's Investor Services announced that it had lowered its rating on our senior unsecured debt, which includes the old securities and will include the exchange securities, to "Baa2" from "A3" as a result of the increase in our leverage resulting from the acquisition of Willamette. On February 15, 2002, Standard & Poor's announced that it had lowered its rating on our long-term senior debt, which includes the old securities and will include the exchange securities, to "BBB" from "A-" for the same reason. Credit rating agencies may from time to time change their ratings on our debt securities, including the old securities and the exchange securities, as a result of our operating results or actions we take or as a result of a change in the views of the credit rating agencies regarding, among other things, the general outlook for our industry or the economy. In addition, we are not able to predict the effect of the Willamette acquisition on our financial condition or results of operations, including cash flows, earnings or earnings per share. There can be no assurance that Standard & Poor's and Moody's or other rating agencies will not reduce their ratings of our debt securities or place those debt securities on a so-called "watch list" for possible future downgrading. Any of these events will likely increase our costs of debt and other financing and have an adverse effect on the market price of the old securities and the exchange securities. The credit ratings accorded to our debt securities, including the old securities and the exchange securities, are not recommendations to purchase, hold or sell those debt securities inasmuch as those ratings do not comment as to the market price or suitability for particular investors.


                              RECENT DEVELOPMENTS



ACQUISITION OF WILLAMETTE INDUSTRIES, INC.



     On February 11, 2002, Company Holdings, Inc., our wholly-owned subsidiary which we refer to as "CHI," announced the expiration of its tender offer for all of the outstanding shares of common stock of Willamette Industries, Inc. and the acceptance for payment of the tendered shares of Willamette's common stock. Willamette is an integrated forest products company that produces building materials, composite wood panels, fine paper, office paper products, corrugated packaging and grocery bags in over 100 plants located in the United States, Europe and Mexico, and owns approximately 1.7 million acres of forestlands in the United States. On March 14, 2002, CHI merged with and into Willamette, with Willamette surviving the merger as a wholly-owned subsidiary of Weyerhaeuser. The aggregate amount of funds expended by Weyerhaeuser to acquire Willamette, including funds expended to pay estimated costs and expenses, was approximately $6.3 billion. At 11:59 p.m. on June 30, 2002, Willamette Industries, Inc., the Willamette parent company, was merged with and into Weyerhaeuser Company, the Weyerhaeuser parent company, with Weyerhaeuser Company as the surviving corporation. As a result of this merger, the separate corporate existence of Willamette Industries, Inc. ceased and all assets and obligations of Willamette Industries, Inc. became assets and obligations of Weyerhaeuser Company. We issued the old securities on March 12, 2002 and used the net proceeds to repay a portion of the borrowings we incurred to acquire Willamette.



GOODWILL AND OTHER INTANGIBLE ASSETS: ADOPTION OF STATEMENT 142



     Effective as of the beginning of fiscal 2002, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under Statement 142, goodwill is no longer amortized over an estimated useful life. Rather, goodwill is subject to at least an annual assessment for impairment by applying a fair-value-based test. In addition, Statement 142 requires separate recognition for certain acquired intangible assets that will continue to be amortized over their useful lives. Effective as of the beginning of the 2002 first quarter, we ceased amortization of goodwill. We have performed the fair-value-based assessment of goodwill as of the beginning of fiscal 2002. Based upon this assessment, management believes the implementation of this new standard has no impact on our financial position, results of operations, or cash flows.

     The following table illustrates the effect of the cessation of goodwill amortization on net earnings and basic and diluted net earnings per share for each of the fiscal years presented. There were no separately identified intangible assets other than goodwill that existed from acquisitions prior to the adoption of Statement 142.



                                                                   NET EARNINGS
                                                               ---------------------
                                                               2001    2000    1999
DOLLAR AMOUNTS IN MILLIONS                                     -----   -----   -----
Reported net earnings.......................................   $ 354   $ 840   $ 527
Add back goodwill amortization..............................      35      31       3
                                                               -----   -----   -----
Adjusted net earnings.......................................   $ 389   $ 871   $ 530
                                                               =====   =====   =====



                                                               BASIC EARNINGS PER SHARE
                                                               ------------------------
                                                                2001     2000     1999
                                                               ------   ------   ------
Reported net earnings per share.............................   $1.61    $3.72    $2.56
Add back goodwill amortization..............................     .16      .14      .01
                                                               -----    -----    -----
Adjusted net earnings per share.............................   $1.77    $3.86    $2.57
                                                               =====    =====    =====



                                                               DILUTED EARNINGS PER SHARE
                                                               ---------------------------
                                                                2001      2000      1999
                                                               -------   -------   -------
Reported net earnings per share.............................    $1.61     $3.72     $2.55
Add back goodwill amortization..............................      .16       .14       .01
                                                                -----     -----     -----
Adjusted net earnings per share.............................    $1.77     $3.86     $2.56
                                                                =====     =====     =====


                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange securities offered by this prospectus. In consideration of issuing the exchange securities of any series as contemplated by this prospectus, we will receive a like principal amount of old securities of that series. The terms of the exchange securities of each series will be identical in all material respects to the terms of the old securities of that series, except that the transfer restrictions, registration rights and additional interest provisions applicable to the old securities of that series will not be applicable to the exchange securities of that series. The old securities of any series tendered in exchange for the exchange securities of that series will be retired and cancelled. Accordingly, the issuance of the exchange securities of any series will not result in any increase in our indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table presents the ratios of earnings to fixed charges for Weyerhaeuser Company and its consolidated subsidiaries for the periods indicated.


                                               THIRTEEN                   FISCAL YEAR
                                             WEEKS ENDED     -------------------------------------
                                            MARCH 31, 2002   2001    2000    1999    1998    1997
                                            --------------   -----   -----   -----   -----   -----
Ratio of earnings to fixed charges(1).....      1.43x        2.23x   3.58x   3.45x   2.20x   2.29x


---------------

(1) For the purpose of calculating the ratios of earnings to fixed charges, earnings consist of earnings before income taxes, extraordinary items, undistributed earnings of equity investments and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expense and one-third of rents, which we deem representative of an interest factor. The ratios of earnings to fixed charges of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries were 0.89x, 1.58x, 3.58x, 3.78x, 2.72x and 2.91x for the thirteen weeks ended March 31, 2002 and for the fiscal years ended December 30, 2001, December 31, 2000, December 26, 1999, December 27, 1998 and December 28, 1997, respectively. Fixed charges exceeded earnings of Weyerhaeuser Company with its Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries accounted for on the equity method but excluding the undistributed earnings of those subsidiaries by $17.2 million for the thirteen weeks ended March 31, 2002.



     On a pro forma basis after giving effect to the completion of our tender offer for shares of common stock of Willamette, the consummation of the merger of CHI, our wholly-owned subsidiary, with and into Willamette Industries, Inc., the subsequent merger of Willamette Industries, Inc. with and into Weyerhaeuser Company, and the sale of the $5.5 billion of old securities we issued on March 12, 2002 as described above under "Recent Developments -- Acquisition of Willamette Industries, Inc." and the incurrence of bank borrowings and the application of the estimated net proceeds from the sale of the old securities and the proceeds from those borrowings to pay the purchase price of shares of Willamette stock acquired in the tender offer and the merger of CHI with and into Willamette Industries, Inc. and related costs and expenses as if those transactions had occurred as of the first day of our 2001 fiscal year, our pro forma ratio of earnings to fixed charges for the thirteen weeks ended March 31, 2002 and the fiscal year ended December 30, 2001 would have been 1.01x and 1.36x, respectively. On a pro forma basis after giving effect to the transactions described above and accounting for our Weyerhaeuser Real Estate Company, Weyerhaeuser Financial Services, Inc. and Gryphon Investments of Nevada, Inc. subsidiaries on the equity method but excluding the undistributed earnings of those subsidiaries, our pro forma ratio of earnings to fixed charges for the thirteen weeks ended March 31, 2002 and the fiscal year ended December 30, 2001 would have been 0.62x and 1.02x, respectively, and our pro forma fixed charges would have exceeded our pro forma earnings for that thirteen week period by approximately $87.7 million.



     These pro forma ratios of earnings to fixed charges are subject to a number of estimates, assumptions and uncertainties, including assumed rates of interest on a substantial portion of our pro forma indebtedness, and do not purport to reflect what our ratios of earnings to fixed charges would have been had the acquisition of Willamette and the other transactions described above taken place on the date indicated, nor do they purport to reflect our ratios of earnings to fixed charges for any future period. For example, our acquisition of Willamette was accounted for using the purchase method of accounting. The total purchase price of the acquisition was allocated to the assets and liabilities acquired based upon their respective estimated fair market values. The allocation of the purchase price reflected in the unaudited pro forma condensed consolidated financial statements upon which the pro forma ratios of earnings to fixed charges are based is preliminary, was performed as of December 30, 2001, and is subject to adjustment upon, among other things, receipt of appraisals and valuations of some of the acquired assets and liabilities and changes resulting from operations subsequent to December 30, 2001. Accordingly, the final allocation of the purchase price to the acquired assets and liabilities, which will be performed as of February 11, 2002, may differ from the allocation reflected in those unaudited pro forma condensed consolidated financial statements. The pro forma ratios should be read in conjunction with, and are qualified in their entirety by reference to, the unaudited pro forma condensed consolidated financial statements incorporated by reference in this prospectus from our Form 8-K filed with the SEC on August 9, 2002 and the consolidated financial statements and related notes of Weyerhaeuser and Willamette incorporated by reference in this prospectus.


                              THE EXCHANGE OFFERS

     The following summary of selected provisions of the exchange offers and the registration rights agreement is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the exchange offers appearing in this prospectus and the related letter of transmittal and all of the provisions of the registration rights agreement. A copy of the letter of transmittal is being distributed to holders of the old securities together with this prospectus and copies of the form of letter of transmittal and the registration rights agreement have been filed as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Available Information" and "Incorporation by Reference."

PURPOSE OF THE EXCHANGE OFFERS

     In connection with the sale of the old securities, we entered into the registration rights agreement pursuant to which we agreed, among other things, to use our reasonable best efforts to consummate an exchange offer with respect to the exchange of the exchange securities of each series for old securities of that series pursuant to an effective registration statement. The registration rights agreement provides, among other things, that if we have not consummated the exchange offer with respect to the securities of any series on or prior to October 21, 2002, then, in addition to the interest otherwise payable on the old securities of that series, additional interest will accrue and be payable on the old securities of that series at the rate of 0.25% per annum from and including the day immediately succeeding October 21, 2002 until the exchange offer with respect to the securities of that series is consummated unless we file a shelf registration statement with respect to the old securities of that series with the SEC and comply with other conditions. The terms of the exchange securities of each series will be identical in all material respects to the terms of the old securities of that series, except that additional interest as described in the preceding sentence will not be payable in respect of the exchange securities of that series and the exchange securities of that series will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old securities of that series and will not be entitled to any registration rights under the registration rights agreement.

     Upon consummation of the exchange offer with respect to the securities of any series, holders of old securities of that series will not be entitled to any further registration rights under the registration rights agreement and will not be entitled to any additional interest as described above. In addition, failure to exchange old securities of any series for exchange securities of that series may have other adverse consequences, some of which are described above under "Prospectus Summary -- Consequences of Failure to Exchange the Old Securities."

     None of the exchange offers is being made to, nor will we accept tenders for exchange from or on behalf of, holders of old securities in any jurisdiction in which the applicable exchange offer or the acceptance of that exchange offer would not be in compliance with the laws of that jurisdiction or would otherwise not be in compliance with any applicable securities or blue sky laws.

TERMS OF THE EXCHANGE OFFERS

     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to issue up to

     - $500,000,000 aggregate principal amount of floating rate exchange notes due 2003 in exchange for a like aggregate principal amount of old floating rate notes due 2003 that are validly tendered on or prior to the Expiration Date of the exchange offer with respect to the floating rate notes due 2003 and not withdrawn in accordance with the procedures described below,

     - $1,000,000,000 aggregate principal amount of exchange notes due 2005 in exchange for a like aggregate principal amount of old notes due 2005 that are validly tendered on or prior to the Expiration Date of the exchange offer with respect to the notes due 2005 and not withdrawn in accordance with the procedures described below,

     - $1,000,000,000 aggregate principal amount of exchange notes due 2007 in exchange for a like aggregate principal amount of old notes due 2007 that are validly tendered on or prior to the Expiration Date of the exchange offer with respect to the notes due 2007 and not withdrawn in accordance with the procedures described below,

     - $1,750,000,000 aggregate principal amount of exchange notes due 2012 in exchange for a like aggregate principal amount of old notes due 2012 that are validly tendered on or prior to the Expiration Date of the exchange offer with respect to the notes due 2012 and not withdrawn in accordance with the procedures described below, and

     - $1,250,000,000 aggregate principal amount of exchange debentures due 2032 in exchange for a like aggregate principal amount of old debentures due 2032 that are validly tendered on or prior to the Expiration Date of the exchange offer with respect to the debentures due 2032 and not withdrawn in accordance with the procedures described below.

     Promptly after the Expiration Date with respect to the exchange offer for the securities of any series, we will issue exchange securities of that series in a principal amount equal to the principal amount of outstanding old securities of that series validly tendered and accepted by us in that exchange offer, provided that the aggregate principal amount of exchange securities of any series issued in exchange for old securities of that series will not exceed the principal amount set forth in the applicable bullet point appearing in the immediately preceding paragraph. Holders may tender their old securities in whole or in part in a principal amount of $1,000 and integral multiples of $1,000.

     None of the exchange offers is conditioned upon any minimum principal amount of old securities being tendered. As of the date of this prospectus,

     - $500,000,000 aggregate principal amount of old floating rate notes due 2003,

     - $1,000,000,000 aggregate principal amount of old notes due 2005,

     - $1,000,000,000 aggregate principal amount of old notes due 2007,

     - $1,750,000,000 aggregate principal amount of old notes due 2012, and

     - $1,250,000,000 aggregate principal amount of old debentures due 2032,

were outstanding.

     Holders of old securities do not have any appraisal or dissenters' rights in connection with the exchange offers. Old securities that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding, will continue to be entitled to the benefits of the Indenture, as defined below, and will continue to bear interest at the same per annum rate of interest or, in the case of the old floating rate notes due 2003, pursuant to the same interest rate formula as in effect prior to the exchange offers, except that, following completion of the exchange offer with respect to the old securities of any series, the old securities of that series will no longer be entitled to additional interest under the registration rights agreement.

     If any tendered old securities are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, the unaccepted old securities will be re-credited to the applicable account at DTC or, in any case where old securities in definitive certificated form ("certificated old securities") are surrendered for exchange, we will return those certificated old securities, without expense, to the tendering holder promptly after the Expiration Date of the exchange offer for the securities of that series.

     Holders who tender old securities in connection with the exchange offers will not be required to pay brokerage commissions or fees or, except as otherwise provided in the instructions in the letter of transmittal and in the discussion below under "-- Fees and Expenses," transfer taxes with respect to the exchange of old securities in connection with the exchange offers. We will pay all charges and expenses, other than specified taxes described below, in connection with the exchange offers. See "-- Fees and Expenses."

     NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF OLD SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD SECURITIES PURSUANT TO THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFERS AND, IF SO, THE AGGREGATE AMOUNT OF OLD SECURITIES TO TENDER AFTER READING THIS PROSPECTUS, TOGETHER WITH THE DOCUMENTS INCORPORATED AND DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE LETTER OF TRANSMIT-

TAL, AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" means, with respect to the exchange offer for the securities of any series, 5:00 p.m., New York City time, on September 24, 2002 unless we extend the term of the exchange offer with respect to the securities of that series, in which case the term "Expiration Date" will mean, with respect to the exchange offer for the securities of that series, the latest date and time to which that exchange offer is extended.


     We expressly reserve the right in our sole and absolute discretion, subject to applicable law, at any time and from time to time:

          (1) subject to compliance with Rule 14e-1(c) under the Securities Exchange Act of 1934, as amended, to delay the acceptance of the old securities of any series for exchange,

          (2) to terminate the exchange offer with respect to the securities of any series, whether or not any old securities of that series have previously been accepted for exchange, if we determine, in our sole and absolute discretion, that any of the events or conditions referred to under "-- Certain Conditions to the Exchange Offers" has occurred or exists or has not been satisfied,

          (3) to extend the Expiration Date of the exchange offer with respect to the securities of any series from time to time and retain all old securities of that series tendered pursuant to that exchange offer, subject, however, to the right of holders of old securities of that series to withdraw their tendered old securities of that series as described under "-- Withdrawal Rights," and

          (4) to waive any condition or otherwise amend the terms of the exchange offer with respect to the securities of any series in any respect.

     We are making a separate exchange offer with respect to the securities of each series and we may elect to extend the term of the exchange offer for one or more series of securities without extending the term of the exchange offers for any other series of securities. As a result, the Expiration Date of the exchange offer for any series of securities may differ from the Expiration Date of the exchange offers for any or all of the other series of securities. Accordingly, the delivery of exchange securities of any series may occur either before or after the delivery date of the exchange securities of any other series, depending upon, among other things, the Expiration Dates of the exchange offers for the securities of those series.

     If the exchange offer with respect to the securities of any series is amended in a manner determined by us to constitute a material change, or if we waive a condition of the exchange offer with respect to the securities of any series that we determine to be material, we will promptly disclose that amendment or waiver by means of a supplement to this prospectus and we will extend the exchange offer with respect to the securities of that series to the extent required by Rule 14e-1 under the Securities Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral, promptly confirmed in writing, or written notice to the exchange agent and by making a public announcement, and that announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the exchange offer for the securities of the applicable series. We may make that public announcement by issuing a press release or in any other manner that we deem appropriate, subject to applicable law.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE SECURITIES

     Upon the terms and subject to the conditions of the exchange offer with respect to the securities of any series, we will exchange, and will issue and deliver to the exchange agent, exchange securities of that series for old securities of that series validly tendered and not withdrawn promptly after the Expiration Date of the exchange offer for the securities of that series.

     In all cases, delivery of exchange securities of any series in exchange for old securities of that series validly tendered and accepted for exchange pursuant to the applicable exchange offer will be made only after timely receipt by the exchange agent of:

          (1) certificates evidencing the old securities of that series or a book-entry confirmation of a book-entry transfer of the old securities of that series into the exchange agent's account at DTC, and

          (2) the letter of transmittal, properly completed and duly executed or, if old securities of that series are tendered pursuant to the procedures for book-entry transfer, an agent's message, as defined below, and any other documents required by the letter of transmittal, in each case in compliance with the procedures described below under "-- Procedures for Tendering Old Securities." The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of old securities into the exchange agent's account at DTC.

     Subject to the terms and conditions of the exchange offer for the securities of any series, we will be deemed to have accepted for exchange, and thereby exchanged, old securities of that series validly tendered and not withdrawn as, if and when we give oral, promptly confirmed in writing, or written notice to the exchange agent of our acceptance of those old securities for exchange pursuant to that exchange offer. The exchange agent will act as our agent and as agent for tendering holders for the purpose of receiving tenders of book-entry confirmations, agent's messages, certificated old securities, letters of transmittal and related documents and transmitting exchange securities to validly tendering holders. The exchange of exchange securities of any series for old securities of that series will be made promptly following the Expiration Date of the exchange offer with respect to the securities of that series. If, for any reason whatsoever, acceptance for exchange or the exchange of any old securities of any series tendered pursuant to the exchange offer with respect to the securities of that series is delayed, whether before or after our acceptance for exchange of old securities of that series, or if we extend the exchange offer with respect to the securities of that series or are unable to accept for exchange or exchange old securities of that series tendered pursuant to the exchange offer with respect to the securities of that series, then, without prejudice to our rights described in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Securities Exchange Act, retain tendered old securities of that series and those old securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the terms of the exchange offer with respect to the securities of any series, a holder of old securities of that series will represent and warrant that it has full power and authority to tender, exchange, sell, assign and transfer old securities of that series, that we will acquire good, marketable and unencumbered title to the tendered old securities of that series, free and clear of all liens, restrictions, charges and encumbrances, and that old securities of that series tendered for exchange are not subject to any adverse claims or proxies. The holder also will agree that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the old securities of any series tendered pursuant to the exchange offer with respect to the securities of that series.

PROCEDURES FOR TENDERING OLD SECURITIES

     Valid Tender. In order for old securities of any series to be validly tendered pursuant to the exchange offer for the securities of that series, a holder of old securities of that series must either:

     - complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal and mail or otherwise deliver that letter of transmittal or facsimile to the exchange agent, or

     - if the old securities of that series are tendered pursuant to procedures for book-entry transfer described below, transmit an agents' message, as defined below, to the exchange agent instead of the letter of transmittal, in either case for receipt by the exchange agent on or prior to the Expiration Date of the exchange offer for the securities of that series. In addition:

     - certificates for the old securities of any series being tendered for exchange must be received by the exchange agent along with the letter of transmittal (or a facsimile of the letter of transmittal) and any other documents required by the letter of transmittal on or prior to the Expiration Date of the exchange offer for the securities of that series, or

     - a timely confirmation of a book-entry transfer of the old securities of that series into the exchange agent's account at DTC pursuant to the procedures for book-entry transfer described below, along with the letter of transmittal (or a facsimile of the letter of transmittal) and any other documents required by the letter of transmittal or an agent's message, must be received by the exchange agent on or prior to the Expiration Date of the exchange offer for the securities of that series, or

     - the holder must comply with the guaranteed delivery procedures described below under "-- Guaranteed Delivery" on or prior to the Expiration Date of the exchange offer for the securities of that series.

     The term "agent's message" means a message, transmitted to the exchange agent's account at DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering DTC participant that the participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against that participant. Anything in this prospectus or the letter of transmittal to the contrary notwithstanding, if old securities of any series are tendered pursuant to the procedures for book-entry transfer as described above, the holder of those old securities must cause an agent's message to be received by the exchange agent on or prior to the Expiration Date of the exchange offer for the securities of that series.

     To be tendered in accordance with the terms of the applicable exchange offer, certificates evidencing the old securities of any series being tendered for exchange or a book-entry confirmation, and the letter of transmittal and other required documents or an agent's message in lieu thereof, as the case may be, must be received by the exchange agent at one of the addresses specified under "-- Exchange Agent."

     If less than all of the old securities of any series delivered to the exchange agent by a holder are being tendered, the tendering holder should fill in the amount of old securities of that series being tendered in the appropriate box on the letter of transmittal. The entire amount of old securities of that series delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

     A tender of old securities of any series by a holder that is not withdrawn prior to the Expiration Date of the exchange offer for the securities of that series in accordance with the procedures described below under "-- Withdrawal Rights" will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and the letter of transmittal.

     THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATION, THE AGENT'S MESSAGE, CERTIFICATES EVIDENCING THE OLD SECURITIES AND THE LETTER OF TRANSMITTAL, AS THE CASE MAY BE, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF A LETTER OF TRANSMITTAL IS USED OR CERTIFICATES EVIDENCING THE OLD SECURITIES ARE DELIVERED TO THE EXCHANGE AGENT, WE RECOMMEND THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, IN EACH CASE PROPERLY INSURED, RATHER THAN DELIVERY BY MAIL. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-Entry Transfer. The exchange agent has established or will establish an account with respect to the old securities of each series at DTC for purposes of the exchange offers. Any financial institution that is a participant in DTC's book-entry transfer system may make a book-entry delivery of the old securities by causing DTC to transfer the old securities into the applicable account of the exchange agent at DTC in accordance with DTC's procedures for transfers. However, although delivery of old securities of any series may be effected through book-entry transfer at DTC, a letter of transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, or an agents' message in lieu of the letter of transmittal, must, in any case, be transmitted to and received by the exchange agent on or prior to the Expiration Date of the exchange offer for the securities of that series or the holder must comply with the guaranteed delivery procedures described below under "-- Guaranteed Delivery."

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the old securities need not be endorsed and signature guarantees on the letter of transmittal, if applicable, will not be required unless:

          (a) the person surrendering the old securities for tender or signing the letter of transmittal, if applicable, is not the registered holder of the old securities being tendered, or

          (b) the person tendering the old securities completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal,

except that signature guarantees will not be required in the case of old securities that are tendered for the account of an Eligible Institution, as defined below. In the case of (a) or (b) above, the certificates for the old securities must be duly endorsed or accompanied by a properly executed bond power, and the endorsement or signature on the bond power and on the letter of transmittal must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act as an "eligible guarantor institution," including, as the following terms are defined in that Rule:

     - a bank;

     - a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, or government securities dealer;

     - a credit union;

     - a national securities exchange, registered securities association or clearing agency; or

     - a savings association (each, an "Eligible Institution"),

except that no signature guarantee will be required if the old securities are being tendered for the account of an Eligible Institution.

     Guaranteed Delivery. If a holder desires to tender old securities of any series pursuant to the exchange offer for the securities of that series and time will not permit all required documents, including, if applicable, certificates evidencing those old securities, to reach the exchange agent on or before the Expiration Date of the exchange offer for the securities of that series, or the procedures for book-entry transfer cannot be completed on or before that Expiration Date, the old securities of that securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (1) the tender is made by or through an Eligible Institution;

          (2) a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, is received by the exchange agent, as provided below, on or prior to the Expiration Date of the exchange offer for the securities of that series; and

          (3) the certificates representing all tendered old securities of that series, in proper form for transfer, or a book-entry confirmation, together with a properly completed and duly executed letter of transmittal, or facsimile, with any required signature guarantees and any other documents required by the letter of transmittal or, instead of a letter of transmittal, an appropriate agent's message pursuant to DTC's procedures, are received by the exchange agent within three New York Stock Exchange trading days after the Expiration Date of the exchange offer for the securities of that series.

     The notice of guaranteed delivery may be delivered by hand or transmitted by facsimile or mail to the exchange agent to one of the addresses appearing below and must include a guarantee by an Eligible Institution in the form set forth in that notice.

     Notwithstanding any other provision hereof, the delivery of exchange securities of any series in exchange for old securities of that series duly tendered and accepted for exchange pursuant to the exchange offer for securities of that series will in all cases be made only after timely receipt by the exchange agent of old securities of that series, or of a book-entry confirmation with respect to the old securities of that series, and a properly completed and duly executed letter of transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the letter of transmittal or, instead of a letter of transmittal, an appropriate agent's message through DTC's book-entry system. Accordingly, the delivery of exchange securities of any series may not be made to all holders tendering old securities of that series at the same time, and will depend upon when old securities of that series, book-entry confirmations and agent's messages with respect to old securities of that series and other required documents are received by the exchange agent.

     Our acceptance for exchange of old securities of any series tendered pursuant to the procedures described in this prospectus and the letter of transmittal will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the applicable exchange offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old securities will be determined by us, in our sole and absolute discretion, and that determination will be final and binding on all parties. We reserve the right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the view of our counsel, be unlawful. We also reserve the right, in our sole and absolute discretion, subject to applicable law, to waive any of the conditions of any exchange offer as set forth under "-- Certain Conditions of the Exchange Offers" or any condition or irregularity in any tender of any old securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     Our interpretation of the terms and conditions of the exchange offers, including the letter of transmittal and the related instructions, will be final and binding. No tender of old securities will be deemed to have been validly made until all defects and irregularities with respect to that tender have been cured or waived. Neither we, any of our affiliates, the exchange agent nor any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us, in our sole and absolute discretion, of that person's authority to so act must be submitted.

     A beneficial owner of old securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact that entity promptly if that beneficial holder wishes to participate in any exchange offer.

     We reserve the right in our sole and absolute discretion to purchase or make offers for any old securities of any series that remain outstanding subsequent to the Expiration Date of the exchange offer for the securities of that series and, to the extent permitted by law, purchase old securities of that series in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers may differ from the terms of the applicable exchange offer.

RESALES OF EXCHANGE SECURITIES

     We are making the exchange offers in reliance on the position of the staff of the Division of Corporation Finance of the SEC as set forth in certain interpretive letters addressed to parties unrelated to us in other transactions. However, we have not sought our own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the exchange offers as it has in those interpretive letters to other parties. Based on those interpretations by the staff of the Division of Corporation Finance of the SEC and except as described in the following sentence, we believe that exchange securities issued pursuant to the exchange offers in exchange for old securities may be offered for resale, resold and otherwise transferred by a holder without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that the holder is not an "affiliate," within the meaning of Rule 405 under the Securities Act, of ours, the holder acquired the exchange securities in the ordinary course of its business, the holder has no arrangement or understanding with any person to participate in the distribution of the old securities or the exchange securities within the meaning of the Securities Act, and the holder is not a broker-dealer that purchased the old securities being tendered in the exchange offers directly from us for resale pursuant to Rule 144A or another available exemption from registration under the Securities Act. Any holder of old securities who intends to participate in the exchange offers for the purpose of distributing exchange securities or to participate in a distribution of the exchange securities, or any broker dealer who purchased the old securities being tendered in the exchange offers directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

     - will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters,

     - will not be permitted or entitled to tender those old securities in the exchange offers, and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of, or other secondary resale transaction involving, those securities. Any such sale, transfer or other secondary resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

In addition, as described below, if any broker-dealer holds old securities acquired for its own account as a result of market-making activities or other trading activities and exchanges those old securities for exchange securities, that broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of those exchange securities.

     Each holder of old securities who wishes to exchange old securities for exchange securities pursuant to the exchange offers will be required to represent as follows:

     - any exchange securities received by that holder will be acquired in the ordinary course of its business,

     - the holder has no arrangement or understanding with any person to participate in the distribution of the old securities or the exchange securities within the meaning of the Securities Act,

     - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of us,

     - the holder is not engaged in, and does not intend to engage in, the distribution of the exchange securities within the meaning of the Securities Act,

     - if that holder is a broker-dealer, that it will receive exchange securities in exchange for old securities that were acquired for its own account as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange securities, and

     - if that holder is a broker-dealer, it did not purchase the old securities being tendered in the exchange offers directly from us for resale pursuant to Rule 144A or any other available exemption from registration under the Securities Act.

Any holder that is not able to make these representations or certain similar representations contained in the letter of transmittal will not be entitled to participate in the exchange offers or to exchange their old securities for exchange securities.

     As described above, any broker-dealer that receives exchange securities of any series for its own account in exchange for old securities of that series pursuant to an exchange offer must acknowledge that it acquired those old securities for its own account as a result of market-making activities or other trading activities and will be required to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus to the buyer, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the interpretive letters referred to above, we believe that broker-dealers who hold old securities of any series acquired for their own accounts as a result of market-making activities or other trading activities ("participating broker-dealers") may fulfill their prospectus delivery requirements with respect to the exchange securities of that series received upon exchange of those old securities, other than old securities which represent an unsold allotment from the initial offering of the old securities, with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of those exchange securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange securities of any series received in exchange for old securities of that series where those old securities were acquired by the participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to provisions set forth in the registration rights agreement, we have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of those exchange securities of any series for a period of 180 days after the Expiration Date of the exchange offer for the securities of that series, subject to exceptions, including our right to suspend the use of this prospectus as described below. However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange securities of any series must, on or before the Expiration Date of the exchange offer for the securities of that series, notify or cause the exchange agent to be notified, in the manner provided in the letter of transmittal, that it is a participating broker-dealer. Any participating broker-dealer who is an "affiliate," within the meaning of Rule 405 of the Securities Act, of ours may not rely on those interpretive letters and may not use this prospectus in connection with the resale of exchange securities.

     Pursuant to the registration rights agreement, we will be entitled from time to time, by notice to participating broker-dealers given as provided in the registration rights agreement, to require participating broker-dealers to discontinue the sale or other disposition of exchange securities pursuant to this prospectus for a period not to exceed 120 days (whether or not consecutive) in any period of twelve consecutive months under certain circumstances relating to possible acquisitions or business combinations or other transactions, business developments or other events involving us, or because of the happening of any event that makes any statement made in this prospectus or the related registration statement untrue in any material respect or as a result of which this prospectus or the related registration statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or which requires the making of any changes in this prospectus or that registration statement in order to make the statements therein not misleading. As used in the preceding sentence, references to this prospectus and the registration statement include the documents incorporated and deemed to be incorporated by reference in this prospectus and the registration statement. In that regard, each participating broker-dealer who receives exchange securities of any series upon surrender of old securities of that series pursuant to the applicable exchange offer will be deemed to have agreed that, upon receipt of any such notice from us, that participating broker-dealer will forthwith discontinue the sale or other disposition of those exchange securities pursuant to this prospectus until we have either delivered copies of a supplemented or amended prospectus or given notice that disposition of exchange securities may be resumed using the then current prospectus, as the case may be. If we give such notice to suspend the sale of the exchange securities, we will extend the 180-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange securities by the number of days during the period from and including the date of the giving of that notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus necessary to permit resales of the exchange securities or to and including the date on which participating broker-dealers have received notice that the disposition of exchange securities may be resumed using the then current prospectus.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of old securities of any series may be withdrawn at any time on or prior to the Expiration Date of the exchange offer for the securities of that series.

     In order for a withdrawal of the old securities of any series to be effective, a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date of the exchange offer for the securities of that series. Any notice of withdrawal must:

     - specify the name of the person who tendered the old securities to be withdrawn and the aggregate principal amount of old securities being withdrawn,

     - identify the previously tendered old securities of each series to be withdrawn, including the registration numbers and principal amount of each series of those old securities or, in the case of old securities transferred by a book-entry transfer through DTC, the name and number of the account at DTC to be credited with the old securities of each series being withdrawn,

     - if old securities in certificated form were tendered, contain the name of the registered holder of the old securities, if different from that of the person who tendered the old securities, and

     - be signed by the holder in the same manner as the original signature on the letter of transmittal (if used), including any required signature guarantees or, if an agent's message was submitted instead of a letter of transmittal, the withdrawal notice must be transmitted by DTC and received by the exchange agent in the same manner as the agent's message originally tendering the old securities for exchange.

If old securities have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must comply with DTC's procedures. Withdrawals of tenders of old securities may not be rescinded. Old securities of any series properly withdrawn will not be deemed validly tendered for purposes of the exchange offer for the securities of that series, but may be retendered at any subsequent time on or prior to the Expiration Date of the exchange offer for the securities of that series by following the procedures described under "-- Procedures for Tendering Old Securities."

     All questions as to the validity, form and eligibility, including time of receipt, of withdrawal notices will be determined by us, in our sole and absolute discretion, and that determination will be final and binding on all parties. Neither we, our affiliates, the exchange agent nor any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any old securities which have been tendered but which are withdrawn will be returned to the holder thereof or, in the case of old securities tendered by book-entry transfer, will be credited to the account at DTC designated in the notice of withdrawal promptly after withdrawal.

INTEREST ON THE EXCHANGE SECURITIES

     The exchange securities of each series will bear interest from September 15, 2002 or, in the case of the floating rate exchange notes due 2003, from the interest payment date falling in September 2002. The first interest payment date for the floating rate exchange notes due 2003 will be the interest payment date falling in December 2002 and the interest payable on the floating rate exchange notes due 2003 on that interest payment date will be paid to the persons in whose names the floating rate exchange notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding that interest payment date. The first interest payment date for all of the other exchange securities will be March 15, 2003 and the interest payable on those other exchange securities on that interest payment date will be paid to the persons in whose names those exchange securities are registered at the close of business on March 1, 2003. Because none of the exchange securities will be issued until after the respective interest payment dates falling in September 2002, holders of the exchange securities will not be entitled to receive the interest payable on the respective interest payment dates falling in September 2002. Instead, interest payable on the respective interest payment dates falling in September 2002 will be payable on the old securities and will be paid (a) in the case of the old floating rate notes due 2003, to the persons in whose names the old floating rate notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding the interest payment date falling in September 2002 and (b) in the case of all of the other old securities, to the persons in whose names those old securities are registered at the close of business on September 1, 2002.

     Holders of old securities whose old securities are accepted for exchange will not receive accrued interest on those old securities for any period from and after the respective interest payment dates falling in September 2002, and will be deemed to have waived the right to receive any interest on those old securities accrued from and after those respective interest payment dates.

CERTAIN CONDITIONS TO THE EXCHANGE OFFERS

     Notwithstanding any other provisions of any of the exchange offers or any extension of the exchange offer with respect to the securities of any series, we will not be required to accept for exchange, or to exchange, any old securities of any series for any exchange securities of that series and, as described below, may terminate the exchange offer with respect to the securities of any series, whether or not any old securities of that series have theretofore been accepted for exchange, if that exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

     If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied with respect to the exchange offer for the securities of any series, we may, subject to applicable law, terminate the exchange offer with respect to the securities of that series, whether or not any old securities of that series have theretofore been accepted for exchange, or may waive any such condition or otherwise amend the terms of the exchange offer with respect to the securities of that series in any respect. If we determine, in our sole and absolute discretion, that any such waiver or amendment with respect to the exchange offer for the securities of any series constitutes a material change to the exchange offer with respect to the securities of that series, we will promptly disclose that waiver or amendment by means of a supplement to this prospectus and we will extend the exchange offer with respect to the securities of that series to the extent required by Rule 14e-1 under the Securities Exchange Act.

EXCHANGE AGENT

     JPMorgan Chase Bank has been appointed as exchange agent for the exchange offers. Delivery of the certificates evidencing the old securities, book-entry confirmations, agent's messages, letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery should be directed to the exchange agent as follows:

                 By Mail, Overnight Courier, or Hand Delivery:

                              JPMorgan Chase Bank

                          4 New York Plaza, 13th Floor


                         New York, New York 10004-2413


                            Attention: Victor Matis


                          ITS Money Market Operations

                    Reference: Weyerhaeuser Company Exchange

                  To Confirm by Telephone or for Information:


                                 (212) 623-8286

                            Attention: Victor Matis
                    Reference: Weyerhaeuser Company Exchange

                            Facsimile Transmissions:


                          (212) 623-8424, 8430 or 8470

                    Reference: Weyerhaeuser Company Exchange
                             Confirm by Telephone:

                                 (212) 623-8286

                            Attention: Victor Matis
                    Reference: Weyerhaeuser Company Exchange

     Delivery to other than one of the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

     We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old securities, and in handling or tendering for their customers. We will not make any other payments to brokers, dealers or others soliciting acceptances of any of the exchange offers.

     Holders who tender their old securities for exchange will not be obligated to pay any transfer taxes in connection with those exchanges. If, however, exchange securities of any series are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old securities of that series tendered, or if a transfer tax is imposed for any reason other than the exchange of old securities in connection with the exchange offers, then the amount of any transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of those taxes or exemption from those taxes is not submitted with the applicable letter of transmittal or agent's message, the amount of those transfer taxes will be billed directly to the tendering holder.

                     DESCRIPTION OF THE EXCHANGE SECURITIES

     The old securities were issued and the exchange securities will be issued under an indenture dated as of April 1, 1986, as amended and supplemented by a first supplemental indenture dated as of February 15, 1991, a second supplemental indenture dated as of February 1, 1993, a third supplemental indenture dated as of October 22, 2001, and a fourth supplemental indenture dated as of March 12, 2002, each between us and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank and Chemical Bank), as trustee. We refer to the indenture, as so amended and supplemented, as the "Indenture." The following summary of selected provisions of the Indenture and the securities is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the securities. Copies of the Indenture and the forms of certificates evidencing the securities have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part and you may obtain copies of those documents as described below under "Available Information" and "Incorporation by Reference."

     In this section, references to "Weyerhaeuser," "we," "our" and "us" mean Weyerhaeuser Company excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries, and references to "Willamette" or "Willamette Industries, Inc." mean Willamette Industries, Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. Capitalized terms that are used in the following summary but not defined have the meanings given to those terms in the Indenture. The numerical references appearing in parentheses in the following summary are to sections of the Indenture.

GENERAL

     The Indenture provides that we may issue debt securities ("debt securities") under the Indenture from time to time in one or more series and permits us to establish the terms of each series of debt securities at the time of issuance. The Indenture does not limit the amount of debt securities that we may issue under the Indenture and provides the debt securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies.

     The old floating rate notes due 2003 and the floating rate exchange notes due 2003 will constitute a separate series of debt securities under the Indenture, initially limited to $500,000,000 in aggregate principal amount. The old notes due 2005 and the exchange notes due 2005 will constitute a separate series of debt securities under the Indenture, initially limited to $1,000,000,000 in aggregate principal amount. The old notes due 2007 and the exchange notes due 2007 will constitute a separate series of debt securities under the Indenture, initially limited to $1,000,000,000 in aggregate principal amount. The old notes due 2012 and the exchange notes due 2012 will constitute a separate series of debt securities under the Indenture, initially limited to $1,750,000,000 in aggregate principal amount. The old debentures due 2032 and the exchange debentures due 2032 will constitute a separate series of debt securities under the Indenture, initially limited to $1,250,000,000 in aggregate principal amount. Under the Indenture we may, without the consent of the holders of the old securities of any series or the exchange securities of that series, "reopen" that series and issue additional old securities of that series and additional exchange securities of that series from time to time in the future.

     The old floating rate notes due 2003, the floating rate exchange notes due 2003 and any additional old floating rate notes due 2003 or floating rate exchange notes due 2003 that we may issue in the future upon a reopening will constitute a single series of debt securities under the Indenture. The old notes due 2005, the exchange notes due 2005 and any additional old notes due 2005 or exchange notes due 2005 that we may issue in the future upon a reopening will constitute a single series of debt securities under the Indenture. The old notes due 2007, the exchange notes due 2007 and any additional old notes due 2007 or exchange notes due 2007 that we may issue in the future upon a reopening will constitute a single series of debt securities under the Indenture. The old notes due 2012, the exchange notes due 2012 and any additional old notes due 2012 or exchange notes due 2012 that we may issue in the future upon a reopening will constitute a single series of debt securities under the Indenture. The old debentures due 2032, the exchange debentures due 2032 and any additional old debentures due 2032 or exchange debentures due 2032 that we may issue in the future upon a reopening will constitute a single series of debt securities under the Indenture. This means that, in circumstances where the Indenture provides for the holders of debt securities of any series to vote or take any other action as a single class, the old securities of that series and the exchange securities of that series, as well as any additional old securities of that series or exchange securities of that series that we may issue by reopening the series, will vote or take that action as a single class.

     The securities are unsecured and unsubordinated obligations of Weyerhaeuser. The securities are not obligations of any of our subsidiaries. See "-- Ranking" below.

     The floating rate exchange notes due 2003 will mature on September 15, 2003. Interest on the floating rate exchange notes due 2003 will accrue from the interest payment date falling in September 2002 and will be paid quarterly in arrears on the dates, to the persons and at the floating rate described below under "-- Floating Rate Exchange Notes."

     The exchange notes due 2005 will mature on March 15, 2005. Interest on the exchange notes due 2005 will accrue from September 15, 2002 at the rate of 5.50% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2003, to the persons in whose names the exchange notes due 2005 are registered at the close of business on the March 1 or September 1, as the case may be, next preceding those interest payment dates. The first interest payment date for the exchange notes due 2005 will be March 15, 2003 and the interest payable on the exchange notes due 2005 on that interest payment date will be paid to the persons in whose names the exchange notes due 2005 are registered at the close of business on March 1, 2003. Because the exchange notes due 2005 will not be issued until after September 15, 2002, holders of the exchange notes due 2005 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2005 and will be paid to the persons in whose names the old notes due 2005 are registered at the close of business on September 1, 2002.

     The exchange notes due 2007 will mature on March 15, 2007. Interest on the exchange notes due 2007 will accrue from September 15, 2002 at the rate of 6.125% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2003, to the persons in whose names the exchange notes due 2007 are registered at the close of business on the March 1 or September 1, as the case may be, next preceding those interest payment dates. The first interest payment date for the exchange notes due 2007 will be March 15, 2003 and the interest payable on the exchange notes due 2007 on that interest payment date will be paid to the persons in whose names the exchange notes due 2007 are registered at the close of business on March 1, 2003. Because the exchange notes due 2007 will not be issued until after September 15, 2002, holders of the exchange notes due 2007 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2007 and will be paid to the persons in whose names the old notes due 2007 are registered at the close of business on September 1, 2002.

     The exchange notes due 2012 will mature on March 15, 2012. Interest on the exchange notes due 2012 will accrue from September 15, 2002 at the rate of 6.75% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2003, to the persons in whose names the exchange notes due 2012 are registered at the close of business on the March 1 or September 1, as the case may be, next preceding those interest payment dates. The first interest payment date for the exchange notes due 2012 will be March 15, 2003 and the interest payable on the exchange notes due 2012 on that interest payment date will be paid to the persons in whose names the exchange notes due 2012 are registered at the close of business on March 1, 2003. Because the exchange notes due 2012 will not be issued until after September 15, 2002, holders of the exchange notes due 2012 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old notes due 2012 and will be paid to the persons in whose names the old notes due 2012 are registered at the close of business on September 1, 2002.

     The exchange debentures due 2032 will mature on March 15, 2032. Interest on the exchange debentures due 2032 will accrue from September 15, 2002 at the rate of 7.375% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2003 to the persons in whose names the exchange debentures due 2032 are registered at the close of business on the March 1 or September 1, as the case may be, next preceding those interest payment dates. The first interest payment date for the exchange debentures 2032 will be March 15, 2003 and the interest payable on the exchange debentures 2032 on that interest payment date will be paid to the persons in whose names the exchange debentures 2032 are registered at the close of business on March 1, 2003. Because the exchange debentures 2032 will not be issued until after September 15, 2002, holders of the exchange debentures 2032 will not be entitled to receive the interest payable on the interest payment date falling on September 15, 2002. Instead, interest payable on the interest payment date falling on September 15, 2002 will be payable on the old debentures due 2032 and will be paid to the persons in whose names the old debentures due 2032 are registered at the close of business on September 1, 2002.

     Holders of old securities of any series that are exchanged for exchange securities of that series pursuant to the applicable exchange offer will not receive accrued interest on those old securities for any period from and after the most recent date to which interest has been paid or duly provided for on those old securities. See "The Exchange Offers -- Interest on the Exchange Securities."

     Interest on the floating rate exchange notes due 2003 will be computed as described below under "-- Floating Rate Exchange Notes." Interest on the exchange securities of each other series will be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment date, redemption date or maturity date of any exchange security, other than one of the floating rate exchange notes due 2003, falls on a day that is not a business day, then the payment of principal, premium, if any, or interest, as the case may be, due in respect of that security on that date need not be made on that date, but may be made on the next succeeding business day with the same force and effect as if made on that interest payment date, redemption date or maturity date, as the case may be, and no interest will accrue for the period after that date. See "-- Floating Rate Exchange Notes" for information regarding provisions applicable in cases where a payment due on the floating rate exchange notes due 2003 falls on a day that is not a business day.

     The exchange securities do not provide for any additional interest to be paid on those securities pursuant to the registration rights agreement.

     The exchange securities will be issued in fully registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The exchange securities will be denominated and payable in U.S. dollars.

     The exchange securities will be issued in book-entry form and will be evidenced by one or more registered global certificates without coupons, which we sometimes refer to as "global exchange securities," registered in the name of Cede & Co., as nominee for DTC. Holders of interests in global exchange securities will not be entitled to receive exchange securities in definitive certificated form, which we sometimes refer to as "certificated exchange securities," registered in their names except in the limited circumstances described below. See "-- Book-Entry; Delivery and Form" for a summary of selected provisions applicable to the depositary arrangements.

     Exchange securities in certificated form may be presented for payment and surrendered for registration of transfer and exchange at our agency maintained for that purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee located at 55 Water Street, Second Floor, Room
234 -- North Building, New York, New York 10041. Except as provided under "The Exchange Offers -- Fees and Expenses," holders will not be required to pay any charge for the registration of transfer or exchange of securities, other than any tax or other governmental charge payable in connection with the transfer or exchange, but subject to the limitations provided in the Indenture.

     Payment of interest on global exchange securities will be made to DTC or its nominee. Payment of interest on certificated exchange securities, if issued, will be made against presentation of those securities at the agency referred to in the preceding paragraph or, at our option, by mailing checks payable to the persons entitled to that interest to their addresses as they appear in the securities register.

     The exchange securities will not be entitled to the benefit of any sinking fund and will not be subject to repurchase by us at the option of the holders prior to maturity. Except to the limited extent described below under "-- Consolidation, Merger, Conveyance or Transfer," the Indenture does not contain any provisions that are intended to protect holders of exchange securities in the event of a highly-leveraged or similar transaction affecting us. The Indenture does not limit the incurrence of debt by us or any of our subsidiaries.

RANKING

     The securities are our obligations exclusively and are not be the obligations of any of our subsidiaries. Although we are an operating company and hold many of our assets directly, a portion of our consolidated assets is held by our subsidiaries. Accordingly, our cash flow and the consequent ability to service our debt, including the securities, and to pay amounts due in respect of our other obligations are dependent in part upon the results of operations of our subsidiaries and the distribution of funds by those subsidiaries to us. The ability of our subsidiaries to provide funds to us is contingent upon the results of operations and financial condition of those subsidiaries, may be limited by restrictive covenants in various instruments and agreements and is subject to various other business considerations.

     Because a portion of our assets is held by our subsidiaries, our obligations under the securities are effectively subordinated to all existing and future liabilities, including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations, of our subsidiaries. As a result, our rights and the rights of our creditors, including holders of the securities, to receive assets of any subsidiary upon its liquidation or reorganization are subject to the prior claims of that subsidiary's creditors, except to the extent that we ourselves may be a creditor with recognized claims against that subsidiary, in which case our claims would still be effectively subordinated to any mortgages or other liens on the assets of that subsidiary and would be subordinated to any indebtedness of that subsidiary senior to that held by us. Although some debt instruments to which we and some of our subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both we and our subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.


     As of March 31, 2002, Weyerhaeuser Company had approximately $11.8 billion of unsecured and unsubordinated indebtedness, excluding indebtedness of its subsidiaries (including Willamette Industries, Inc.). Subsequent to March 31, 2002, Willamette Industries, Inc. merged into Weyerhaeuser Company and, as a result of that merger, all assets and obligations of Willamette Industries, Inc. became assets and obligations of Weyerhaeuser Company. See "Recent
Developments -- Acquisition of Willamette Industries, Inc." As of March 31, 2002, on a pro forma basis after giving effect to the merger of Willamette Industries, Inc. into Weyerhaeuser Company as if that merger had occurred on that date, Weyerhaeuser Company would have had approximately $13.1 billion of unsecured and unsubordinated indebtedness, excluding indebtedness of its subsidiaries.



     As of March 31, 2002, Weyerhaeuser Company subsidiaries had approximately $6.6 billion of total liabilities, excluding liabilities to Weyerhaeuser Company and other intercompany liabilities. As of March 31, 2002, on a pro forma basis after giving effect to the merger of Willamette Industries, Inc. into Weyerhaeuser Company as if that merger had occurred on that date, Weyerhaeuser Company subsidiaries would have had approximately $2.9 billion of total liabilities, excluding liabilities to Weyerhaeuser Company and other intercompany liabilities. These pro forma post-merger subsidiary liabilities as of March 31, 2002 included approximately $300 million of outstanding subsidiary indebtedness that also ranks equally with the old securities and, when the exchange securities are issued, will also rank equally with the exchange securities and other unsecured and unsubordinated obligations of Weyerhaeuser Company as a result of agreements entered into by Weyerhaeuser Company in connection with the acquisition of MacMillan Bloedel.



     The Indenture does not limit the amount of indebtedness that may be incurred by us or any of our subsidiaries.


FLOATING RATE EXCHANGE NOTES

     The floating rate exchange notes due 2003 will mature on September 15, 2003 and will bear interest at a per annum rate equal to LIBOR (as defined below), adjusted quarterly as described below, plus 1.125% per annum. Interest on the floating rate exchange notes due 2003 will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 and at maturity. If any of the interest payment dates listed in the preceding sentence, other than an interest payment date falling on the maturity date of the floating rate exchange notes due 2003, would otherwise be a day that is not a Floating Rate Business Day, as defined below, that interest payment date will be moved to, and will be, the next succeeding Floating Rate Business Day, except that, if that next succeeding Floating Rate Business Day falls in the next succeeding calendar month, that interest payment date instead will be moved to, and will be, the immediately preceding Floating Rate Business Day. The first interest payment date for the floating rate exchange notes due 2003 will be the interest payment date falling in December 2002. If the maturity date of the floating rate exchange notes due 2003 falls on a day that is not a Floating Rate Business Day, then payments of the principal of and interest on the floating rate exchange notes due 2003 need not be made on that maturity date, but may be made on the next succeeding Floating Rate Business Day with the same force and effect as if made on the maturity date and no interest will accrue for the period after the maturity date.

     As described in the preceding paragraph, the first interest payment date for the floating rate exchange notes due 2003 will be the interest payment date falling in December 2002 and the interest payable on the floating rate exchange notes due 2003 on the interest payment date falling in December 2002 will be paid to the persons in whose names the floating rate exchange notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding the interest payment date falling in December 2002. Because the floating rate exchange notes due 2003 will not be issued until after the interest payment date falling in September 2002, holders of floating rate exchange notes due 2003 will not be entitled to receive the interest payable on the interest payment date falling in September 2002. Instead, interest payable on the interest payment date falling in September 2002 will be payable on the old floating rate notes due 2003 and will be paid to the persons in whose names the old floating rate notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding the interest payment date falling in September 2002.

     Interest on the floating rate exchange notes due 2003 will accrue from, and including, the interest payment date falling in September 2002 to, but excluding, the interest payment date falling in December 2002 and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for to, but excluding, the next interest payment date or the maturity date of the floating rate exchange notes due 2003, as the case may be. Interest on floating rate exchange notes due 2003 will be calculated on the basis of the actual number of days in the applicable period divided by 360.

     We will pay the interest payable on any interest payment date to the persons in whose names the floating rate exchange notes due 2003 are registered at the close of business on the 15th calendar day, whether or not a Floating Rate Business Day, immediately preceding that interest payment date; provided that interest payable on the maturity date of the floating rate exchange notes due 2003 will be paid to the persons to whom principal is payable.

     "Floating Rate Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, that the day must also be a London Business Day. "London Business Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     The interest rate on the floating rate notes due 2003 for the initial Interest Period that commenced on March 12, 2002 was set, and for each subsequent Interest Period was reset or will be reset, as the case may be, as of the first day of such Interest Period (the date on which that interest rate was set for the initial Interest Period or was or is, as the case may be, reset for any subsequent Interest Period is referred to as an "Interest Reset Date"). The interest rate in effect on any day that is not an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, and the interest rate in effect on any day that is an Interest Reset Date will be the interest rate determined as of the Interest Determination Date pertaining to that Interest Reset Date. The term "Interest Period" means the period beginning on, and including, an interest payment date for the floating rate notes due 2003 to, but excluding, the next succeeding interest payment date or the maturity date, as the case may be, except that the first Interest Period was the period beginning on, and including, March 12, 2002 to, but excluding, the interest payment date falling in June 2002; and the term "Interest Determination Date" means, with respect to any Interest Reset Date, the second London Business Day preceding that Interest Reset Date. Because the floating rate exchange notes due 2003 will not be issued until after the interest payment date falling in September 2002, the first Interest Period applicable to the floating rate exchange notes due 2003 will be the Interest Period commencing on the interest payment date falling in September 2002, the Interest Reset Date for that Interest Period will be the first day of such Interest Period, and the interest rate in effect on the floating rate exchange notes due 2003 for that Interest Period will be determined as of the Interest Determination Date pertaining to that Interest Reset Date.

     The Calculation Agent referred to below will determine LIBOR in accordance with the following provisions:

          "LIBOR" means:

             (1) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears as aforesaid, LIBOR with respect to that Interest Determination Date will be determined in accordance with the provisions described in (2) below.

             (2) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750 as specified in (1) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market (the "reference banks"), which may be affiliates of the broker-dealers that initially purchased the old securities directly from us, selected by the Calculation Agent after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable Interest Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount equal to an amount of at least $1,000,000 that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations as calculated by the Calculation Agent. If fewer than two quotations are provided by the reference banks, then LIBOR on that Interest Determination Date will be the arithmetic mean as calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., New York City time, on that Interest Determination Date by three major banks in The City of New York, selected by the Calculation Agent after consultation with us and which may be affiliates of the broker-dealers that initially purchased the old securities directly from us, for loans in United States dollars to leading European banks having a three month maturity and in a principal amount equal to an amount of at least $1,000,000, that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described in this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR as in effect on that Interest Determination Date.

             "Telerate Page 3750 means the display designated as "Page 3750" on Bridge Telerate, Inc., or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank rates of major banks for United States dollars.

     The interest rate on the floating rate notes due 2003 will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

     All percentages resulting from any calculation on the floating rate notes due 2003 will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or.09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on the floating rate notes due 2003 will be rounded to the nearest cent, with one-half cent being rounded upwards.

     In connection with the issuance of the old floating rate notes due 2003, Weyerhaeuser entered into a calculation agent agreement with JP Morgan Chase Bank, as initial calculation agent (the "Calculation Agent"), pursuant to which the Calculation Agent will calculate the interest rate on the floating rate notes due 2003 as in effect from time to time. Those calculations will be conclusive and binding on the holders and on Weyerhaeuser, absent manifest error. The calculation agent agreement provides that, upon the request of a holder of a floating rate note due 2003, the Calculation Agent will advise the holder of the interest rate then in effect and, if then determined, the interest rate that will become effective as of the next succeeding Interest Reset Date.

     In the Indenture, Weyerhaeuser has agreed, solely for the benefit of the holders from time to time of the floating rate notes due 2003, that, so long as any of the floating rate notes due 2003 remains outstanding, there will at all times be a Calculation Agent for the purpose of the floating rate notes due 2003.

OPTIONAL REDEMPTION

     The floating rate notes due 2003 will not be subject to redemption at our option prior to maturity.

     The securities of each series, other than the floating rate notes due 2003, are redeemable, in whole or from time to time in part, at our option on any date at a redemption price equal to the greater of:

          (1) 100% of the principal amount of the securities of that series to be redeemed, and

          (2) the sum of the present values of the remaining scheduled payments of principal and interest on the securities of that series to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to that redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus, in the case of the notes due 2005, 15 basis points, in the case of the notes due 2007, 20 basis points, in the case of the notes due 2012, 25 basis points or, in the case of the debentures due 2032, 30 basis points, plus, in the case of both clause (1) and clause (2) above, accrued and unpaid interest on the principal amount of the securities of that series being redeemed to that redemption date. Notwithstanding the foregoing, payments of interest on the notes due 2005, notes due 2007, notes due 2012 or debentures due 2032 that are due and payable on or prior to a date fixed for redemption of securities of that series will be payable to the holders of those securities registered as such at the close of businesses on the relevant record dates according to their terms and the terms and provisions of the Indenture.

     "Treasury Rate" means, with respect to any redemption date for the securities of any applicable series,

          (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Final Maturity Date for the securities of that series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or

          (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day preceding the applicable redemption date. As used in the immediately preceding sentence and in the definition of "Reference Treasury Dealer Quotations" below, the term "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

     "Comparable Treasury Issue" means, with respect to any redemption date for the securities of any applicable series, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the securities of that series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the securities of that series to be redeemed.

     "Comparable Treasury Price" means, with respect to any redemption date for the securities of any applicable series, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Final Maturity Date" means:

     (1) with respect to the notes due 2005, March 15, 2005,

     (2) with respect to the notes due 2007, March 15, 2007,

     (3) with respect to the notes due 2012, March 15, 2012, and

     (4) with respect to the debentures due 2032, March 15, 2032.

     "Independent Investment Banker" means, with respect to any redemption date for the securities of any applicable series, Morgan Stanley & Co. Incorporated and its successors or J.P. Morgan Securities Inc. and its successors, whichever is selected by the trustee after consultation with us, or, if both such firms or the respective successors, if any, to such firms, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with us.

     "Reference Treasury Dealer" means, with respect to any redemption date for the securities of any applicable series, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the trustee, after consultation with us, will substitute therefor another Primary Treasury Dealer), and two other Primary Treasury Dealers selected by the trustee after consultation with us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the securities of any applicable series, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the securities of the series to be redeemed at the holder's registered address. If less than all the securities of any series are to be redeemed at our option, the trustee will select, in a manner it deems fair and appropriate, the securities of that series, or portions of the securities of that series, to be redeemed.

     Unless we default in payment of the redemption price due in respect of the securities of any series on any redemption date, on and after the redemption date interest will cease to accrue on securities of that series or portions of securities of that series called for redemption on that redemption date.

CERTAIN RESTRICTIONS

     The following restrictions apply to the securities of each series and to each other series of debt securities issued under the Indenture, unless the terms of any such other series of debt securities provide otherwise.

     Limitation on Liens. The Indenture states that, unless the terms of any series of debt securities provide otherwise, if Weyerhaeuser or any Subsidiary, as defined in the Indenture, issues, assumes or guarantees any indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, security interest or other lien (collectively, a "Mortgage") on:

     - any timber or timberlands of Weyerhaeuser or that Subsidiary located in the states of Washington, Oregon, California, Arkansas or Oklahoma, or

     - any principal manufacturing plant of Weyerhaeuser or that Subsidiary located anywhere in the United States,

Weyerhaeuser must secure or cause that Subsidiary to secure the debt securities (together with, if Weyerhaeuser so determines, any other indebtedness of or guaranteed by Weyerhaeuser or that Subsidiary ranking equally with the debt securities and then existing or created later) equally and ratably with, or prior to, that Debt. Notwithstanding the restrictions described in the preceding sentence, Weyerhaeuser or any

Subsidiary may issue, assume or guarantee secured Debt that would otherwise be subject to those restrictions in an aggregate amount that, together with:

     - all other such Debt of Weyerhaeuser and its Subsidiaries, and

     - all Attributable Debt, as defined in the Indenture, in respect of Sale and Lease-Back Transactions, as defined below, existing at that time, other than Sale and Lease-Back Transactions permitted because Weyerhaeuser would be entitled to incur Debt secured by a Mortgage on the property to be leased without equally and ratably securing the debt securities pursuant to provisions described elsewhere under this caption "-- Limitation on Liens" and other than Sale and Leaseback Transactions the proceeds of which have been applied in accordance with clause (b) of the second paragraph under "-- Limitation on Sale Lease-Back Transactions" below, does not exceed 5% of the shareholders' interest in Weyerhaeuser and its consolidated Subsidiaries, as defined in the Indenture, as shown on the audited consolidated balance sheet contained in Weyerhaeuser's latest annual report to shareholders.

     The term "principal manufacturing plant" does not include any manufacturing plant that in the opinion of the Board of Directors is not a principal manufacturing plant of Weyerhaeuser and its Subsidiaries. The exercise of the Board of Directors' discretion in determining which plants are "principal manufacturing plants" could have the effect of limiting the application of the limitation on liens.

     The following types of transactions are not deemed to create Debt secured by a Mortgage:

     - the sale, Mortgage or other transfer of timber in connection with an arrangement under which Weyerhaeuser or a Subsidiary is obligated to cut some or all of that timber to provide the transferee with a specified amount of money however determined; and

     - the Mortgage of any property of Weyerhaeuser or any Subsidiary in favor of the United States or any State, or any department, agency or instrumentality of either, to secure any payments to Weyerhaeuser or any Subsidiary pursuant to any contract or statute.

     The limitation on liens covenant will not apply to:

          (a) Mortgages securing Debt of a Subsidiary to Weyerhaeuser or another Subsidiary;

          (b) Mortgages created, incurred or assumed contemporaneously with, or within 90 days after, the acquisition, improvement or construction of the mortgaged property to secure or provide for the payment of any part of the purchase price of that property or the cost of that construction or improvement, provided that, in the case of construction or improvement, the Mortgage does not apply to any property previously owned by Weyerhaeuser or any Subsidiary other than unimproved real property on which the property so constructed, or the improvement, is located;

          (c) Mortgages existing at the time of acquisition of the mortgaged property; or

          (d) any extension, renewal or replacement of any Mortgage described in
     (b) or (c) above so long as the principal amount of the secured indebtedness is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced. (Section 3.6)

     Limitation on Sale and Lease-Back Transactions. The Indenture states that, unless the terms of any series of debt securities provide otherwise, neither Weyerhaeuser nor any Subsidiary may lease any real property in the United States, except for temporary leases for a term of not more than three years, which property has been or is to be sold or transferred by Weyerhaeuser or that Subsidiary to the lessor (a "Sale and Lease-Back Transaction").

     This limitation will not apply to any Sale and Lease-Back Transaction if:

          (a) Weyerhaeuser or the applicable Subsidiary would be entitled to incur Debt secured by a Mortgage on the leased property without equally and ratably securing the debt securities as described under "-- Limitation on Liens" above, or

          (b) Weyerhaeuser, within 90 days of the effective date of the Sale and Lease-Back Transaction, applies an amount equal to the fair value, as determined by the Board of Directors, of the leased property to the retirement of Debt that matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of that Debt. (Section 3.7)

TERMINATION OF COVENANT REQUIRING POSSIBLE GUARANTEE OF DEBT SECURITIES

     When the old securities were originally issued, the securities were entitled to the benefit of a covenant in the Indenture requiring that, upon the occurrence of specified events, Willamette Industries, Inc. ("Willamette"), which at the time was a subsidiary of Weyerhaeuser Company, guarantee the payment of the principal of, premium, if any, and interest on, and any sinking fund payments with respect to, all of the debt securities when due, whether such debt securities were then outstanding or thereafter issued (other than any debt securities of a series the terms of which expressly provided that the debt securities of such series would not be entitled to the benefits of that covenant). This covenant was also for the benefit of each other series of debt securities then outstanding under the Indenture and each other series of debt securities issued under the Indenture in the future unless the terms of any such future series of debt securities provided otherwise. Those specified events have not occurred and, accordingly, Willamette Industries, Inc. has not been required to provide this guarantee.

     Moreover, the Indenture expressly provides that, upon the effectiveness of the Weyerhaeuser/Willamette Merger (as defined below) and the satisfaction of other conditions specified in the Indenture, the covenant requiring that Willamette guarantee the debt securities would both terminate. The Weyerhaeuser/Willamette Merger was consummated on June 30, 2002 as described above under "Recent Developments -- Acquisition of Willamette Industries, Inc." and those other conditions have been satisfied and, as a result, the covenant requiring that Willamette guarantee the securities and any other debt securities as described above has terminated. The Indenture also provided that, if Willamette guaranteed the debt securities, specified additional Events of Default would be added to the Indenture. Because the covenant requiring Willamette to guarantee the debt securities has terminated, the requirement that these additional Events of Default be added to the Indenture, as well as certain related provisions of the Indenture, are no longer effective. As used in the Indenture, the term "Weyerhaeuser/Willamette Merger" means a statutory merger pursuant to which Willamette shall be merged with and into Weyerhaeuser, with Weyerhaeuser being the surviving corporation and whereupon the separate corporate existence of Willamette shall cease.

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture with respect to any series of debt securities if:

          (a) Weyerhaeuser fails to pay when due any installment of interest on any of the debt securities of that series and that default continues for 30 days,

          (b) Weyerhaeuser fails to pay when due all or any part of the principal of and premium, if any, on any of the debt securities of that series, whether at maturity, upon redemption, upon acceleration or otherwise,

          (c) Weyerhaeuser fails to deposit any sinking fund payment when due on any of the debt securities of that series,

          (d) Weyerhaeuser defaults in the performance of, or breaches, any other covenant or warranty in respect of the debt securities of that series and that default or breach continues for 90 days after written notice by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of all series affected by that default or breach, or

          (e) specified events of bankruptcy, insolvency or reorganization with respect to Weyerhaeuser have occurred and are continuing. (Section 5.1)

     If an Event of Default due to the failure to pay the principal of, or any premium, interest or sinking fund payment, if any, on, any series of debt securities or the breach of any other covenant or warranty of Weyerhaeuser applicable to less than all series of debt securities then outstanding has occurred and is continuing, either the trustee or the holders of 25% in principal amount of the debt securities of such series then outstanding, each such series voting as a separate class, may declare the principal of and accrued interest on all the debt securities of such series to be due and payable immediately. If an Event of Default due to a default in performance of any other covenant or agreement in the Indenture applicable to all outstanding debt securities or due to certain events of bankruptcy, insolvency or reorganization of Weyerhaeuser has occurred and is continuing, either the trustee or the holders of 25% in principal amount of all debt securities then outstanding, treated as one class, may declare the principal of and accrued interest on all the debt securities to be due and payable immediately. The holders of a majority in principal amount of the debt securities of such series (or of all series, as the case may be) then outstanding may waive all defaults with respect to such series (or with respect to all series, as the case may be) and rescind a declaration of acceleration if, prior to the entry of a judgment or decree with respect to that acceleration, Weyerhaeuser pays or deposits with the trustee a sum sufficient to pay all matured installments of interest on the outstanding debt securities of such series (or of all the debt securities, as the case may be) and the principal of all debt securities of such series (or of all the debt securities, as the case may be) that have become due otherwise than by acceleration and other expenses specified in the Indenture, and if all other Events of Default under the Indenture have been cured, waived or otherwise remedied as permitted by the Indenture. In addition, prior to the declaration of the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series (or of all series, as the case may be) may waive any past default or Event of Default, except a continuing default in payment of principal of or premium, if any, or interest, if any, on the debt securities and except a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each debt security affected. (Sections 5.1 and 5.10)

     The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that the direction is in accordance with law and the provisions of the Indenture and subject to exceptions provided in the Indenture. (Section 5.9) Before proceeding to exercise any right or power under the Indenture at the direction of a holder or holders, the trustee is entitled to receive from that holder or holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with that direction. (Section 6.2)

     Weyerhaeuser is required to furnish to the trustee annually a statement of two of its officers to the effect that, to their knowledge, Weyerhaeuser is not in default in the performance of the terms of the Indenture or, if they have knowledge that Weyerhaeuser is in default, specifying the default. (Section 3.5)

     The Indenture requires the trustee to give to all holders of outstanding debt securities of any series notice of any default by Weyerhaeuser with respect to that series, unless that default has been cured or waived. However, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on any outstanding debt securities of that series, the trustee is entitled to withhold that notice in the event that the board of directors, the executive committee or a trust committee of directors, trustees or specified officers of the trustee in good faith determine that withholding that notice is in the interest of the holders of the outstanding debt securities of that series. (Section 5.11)

DEFEASANCE AND DISCHARGE

     The following defeasance provisions apply to the securities of each series and to each other series of debt securities issued under the Indenture, unless the terms of any such other series of debt securities provide otherwise.

     The Indenture provides that, unless the terms of any series of debt securities provide otherwise, Weyerhaeuser will be discharged from its obligations in respect of the Indenture and the outstanding debt securities of that series, including its obligation to comply with the provisions referred to above under "-- Certain Restrictions", but excluding other specified provisions of the Indenture, such as the right of holders of debt securities of that series to receive payments of principal and interest, if any, on the original stated due dates (but not upon acceleration), and obligations to register the transfer of or exchange outstanding debt securities of that series and to replace stolen, lost or mutilated certificates. In order to be discharged from its obligations with respect to the outstanding debt securities of any series, Weyerhaeuser must, among other things:

     - irrevocably deposit in trust cash, or U.S. Government Obligations, as defined in the Indenture, which through the payment of interest and principal in accordance with their terms will provide cash, in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on and mandatory sinking fund payments, if any, in respect of the outstanding debt securities of the applicable series when those payments are due in accordance with the terms of the Indenture and those debt securities, and

     - deliver to the trustee an officers' certificate or an opinion of counsel to the effect that Weyerhaeuser has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that the discharge will not be a taxable event with respect to holders of the outstanding debt securities of that series. (Section 10.1)

MODIFICATION OF THE INDENTURE

     The Indenture provides that Weyerhaeuser and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

     - secure any debt securities,

     - evidence the assumption by a successor person of Weyerhaeuser's obligations under the Indenture and the debt securities,

     - add covenants for the protection of the holders of debt securities,

     - cure any ambiguity or correct any inconsistency in the Indenture or to make other changes the Board of Directors deems desirable, so long as none of those actions adversely affects the interests of the holders of debt securities,

     - establish the form or terms of the debt securities of any series, and

     - evidence the acceptance of the appointment by a successor trustee. (Section 8.1)

     The Indenture also contains provisions permitting Weyerhaeuser and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected, voting as one class, to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, Weyerhaeuser may not, without the consent of the holder of each outstanding debt security so affected:

     - extend the final maturity of any debt security,

     - reduce the principal amount of any debt security,

     - reduce the rate or extend the time of payment of interest on any debt security,

     - reduce any amount payable on redemption of any debt security,

     - impair the right of any holder of debt securities to institute suit for the payment of any debt security, or

     - reduce the percentage in principal amount of debt securities of any series the consent of the holders of which is required for any such modification. (Section 8.2)

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     Weyerhaeuser may, without the consent of the trustee or the holders of debt securities, consolidate or merge with, or convey, transfer or lease all or substantially all of its assets to, any other entity, provided that any successor must be an entity organized under the laws of the United States of America or any state and must expressly assume all obligations of Weyerhaeuser under the debt securities and that other conditions are met. Following a transfer or other conveyance, except by lease, of all or substantially all of Weyerhaeuser's assets, Weyerhaeuser will be relieved of all obligations under the Indenture and the debt securities. (Article Nine)

BOOK-ENTRY; DELIVERY AND FORM

     The global exchange securities will be deposited with, or on behalf of, a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Accordingly, holders that are not direct DTC participants, as defined below, but who wish to receive exchange securities in the exchange offers or who otherwise wish to acquire exchange securities may do so only indirectly through DTC's direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, societe anonyme ("Clearstream Luxembourg"). Except under the limited circumstances described below, global exchange securities may be transferred, in whole and not in part, solely to DTC or another nominee of DTC or to a successor of DTC or its nominee and beneficial interests in the global exchange securities may not be exchanged for certificated exchange securities.

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We take no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

     - a limited-purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

     - a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for its participants (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     We expect that, pursuant to procedures established by DTC:

     - upon deposit of each global exchange security, DTC will credit, on its book-entry registration and transfer system, the accounts of participants with an interest in that global exchange security, and

     - ownership of beneficial interests in the global exchange securities will be shown on, and the transfer of ownership interests in the global exchange securities will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

     The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the exchange securities represented by a global exchange security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of person holding a beneficial interest in a global exchange security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

     So long as DTC or its nominee is the registered owner of a global exchange security, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the exchange securities represented by that global exchange security for all purposes of the exchange securities and the Indenture. Except as provided below, owners of beneficial interests in a global exchange security will not be entitled to have the exchange securities represented by that global exchange security registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange securities, and will not be considered the owners or holders of the exchange securities represented by that beneficial interest under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global exchange security must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of exchange securities under the Indenture or that global exchange security. We understand that under existing industry practice, in the event that we request any action of holders of exchange securities, or a holder that is an owner of a beneficial interest in a global exchange security desires to take any action that DTC, as the holder of that global exchange security, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange securities by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the exchange securities.

     Payments with respect to the principal of and premium, if any, and interest on a global exchange security will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of that global exchange security under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the exchange securities, including the global exchange securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a global exchange security. Payments by the participants and the indirect participants to the owners of beneficial interests in a global exchange security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream Luxembourg, as the case may be, by its respective depositary; however, those cross-market transactions will require delivery of instructions to Euroclear or Clearstream Luxembourg, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global exchange securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream Luxembourg.

     Because of time zone differences, the securities account of a Euroclear or Clearstream Luxembourg participant purchasing an interest in a global exchange security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream Luxembourg as a result of sales of interest in a global exchange security by or through a Euroclear or Clearstream Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream Luxembourg cash account only as of the business day for Euroclear or Clearstream Luxembourg following DTC's settlement date.

     Although DTC, Euroclear and Clearstream Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange securities among participants in DTC, Euroclear and Clearstream Luxembourg, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     We obtained the information in this section and elsewhere in this prospectus concerning DTC, Euroclear and Clearstream Luxembourg and their respective book-entry systems from sources that we believe are reliable, but we take no responsibility for the accuracy of any of this information.

  CERTIFICATED SECURITIES

     As described above, beneficial interests in the global exchange securities and in the old securities in book-entry form (the "global old securities," and together with the global exchange securities, the "global securities") may not be exchanged for securities in definitive certificated form ("certificated securities"). However, the Indenture provides that if:

     - the depositary for a global security notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary for the global securities of that series is no longer eligible or in good standing under the Securities Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive that notice or become aware of that ineligibility;

     - we in our sole discretion determine that the securities of any series will no longer be represented by global securities; or

     - an Event of Default with respect to the securities of any series has occurred and is continuing,

we will execute and the trustee will authenticate and deliver certificated securities of that series in exchange for interests in the global securities of that series. In that event, only certificated exchange securities of that series will be issued in exchange for interests in global exchange securities of that series and only old securities of that series in definitive certificated form will be issued in exchange for interests in global old securities of that series. We anticipate that those certificated securities will be registered in such name or names as DTC instructs the trustee and that those instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interest in the global securities of that series. Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related securities and each of them may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated securities to be issued.

SAME-DAY SETTLEMENT AND PAYMENT

     So long as DTC continues to make its settlement system available to us, all payments of principal of and premium, if any, and interest on the global exchange securities will be made by us in immediately available funds.

APPLICABLE LAW

     The securities and the Indenture are governed by and construed in accordance with the laws of the State of New York. (Section 11.8)

TRUSTEE

     JPMorgan Chase Bank is the trustee under the Indenture and is also the exchange agent for the exchange offers. In the ordinary course of business, the trustee and its affiliates have provided and may in the future continue to provide investment banking, commercial banking and other financial services to us and our subsidiaries for which they have received and will receive compensation.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes some of the material United States federal income tax consequences of the exchange of old securities for exchange securities and the ownership and disposition of the exchange securities. There can be no assurance that the U.S. Internal Revenue Service, or the "IRS," will take a similar view of the purchase, ownership or disposition of the exchange securities. The discussion below is based on the Internal Revenue Code of 1986, as amended, or the "Code," administrative pronouncements, judicial decisions, and existing and proposed Treasury regulations, and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described below. These statements address only the tax consequences to holders holding exchange securities as capital assets within the meaning of section 1221 of the Code. They do not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, persons holding securities whose functional currency (as defined in Code section
985) is not the U.S. dollar, persons holding securities for United States federal income tax purposes in connection with a hedging transaction, straddle, conversion transaction, or other integrated transaction, traders in securities that elect to mark to market, or holders liable for alternative minimum tax. Persons considering the exchange of old securities for exchange securities should consult their tax advisors concerning the application of United States federal income tax laws, as well as the laws of any state, local, or foreign taxing jurisdiction, to their particular situations.

     As used in this prospectus, a "U.S. holder" of a security means a beneficial owner that is, for United States federal income tax purposes:

     - a citizen or resident of the United States,

     - a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

     - an estate the income of which is subject to United States federal income taxation regardless of its source,

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or

     - a holder of a security whose income or gain in respect of its investment in the security is effectively connected with the conduct of a trade or business in the United States.

     As used in this prospectus, the term "non-U.S. holder" means a beneficial owner of a security that is not a U.S. holder.

  EXCHANGE OF OLD SECURITIES FOR EXCHANGE SECURITIES

     The exchange of old securities for exchange securities pursuant to the applicable exchange offer will not be a taxable event to holders for U.S. federal income tax purposes. The exchange of old securities for the exchange securities pursuant to the applicable exchange offer will not be treated as a taxable "exchange" for U.S. federal income tax purposes because the terms of the exchange securities will not be considered to differ materially from the terms of the old securities and because that exchange is occurring pursuant to the terms of the old securities. Accordingly, a holder will have the same adjusted basis and holding period in the exchange securities as it had in the old securities immediately before that exchange.

  SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE SECURITIES

     Notwithstanding the foregoing, upon the sale, exchange or retirement of an exchange security, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. holder's adjusted tax basis in the exchange security. For these purposes, the amount realized generally does not include any amount attributable to accrued but untaxed interest. A U.S. holder's adjusted tax basis in an exchange security generally will equal the amount it paid for the corresponding old security.

     Except to the extent attributable to accrued but unpaid interest (which will be taxable as interest), gain or loss realized on the sale, exchange or retirement of an exchange security will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement such exchange security has been held for more than one year. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses. Any gain realized by a U.S. holder on a sale or other disposition of an exchange security generally will be treated as U.S. source income.

  INTEREST ON THE EXCHANGE SECURITIES

     Interest paid on an exchange security will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the taxpayer's method of accounting for United States federal income tax purposes. A U.S. holder who purchases exchange securities with accrued interest will generally treat payments of accrued interest as a return of capital rather than as an interest payment.

  UNITED STATES FEDERAL WITHHOLDING TAX

     Generally, if you are a non-U.S. holder you will not be subject to United States federal income tax, and will be entitled to an exemption from the 30% United States federal withholding tax on any payment of principal or premium, if any, or interest on the exchange securities provided that:

     - you do not actually or constructively own 10% or more of our voting stock;

     - you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership; or

     - you are not a bank making a loan in the ordinary course of your business; and

either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form) and certify, under penalty of perjury, that you are not a U.S. holder, (b) you hold the exchange securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations or (c) you otherwise provide that you are not a U.S. holder. If you are a non-U.S. holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the exchange securities on its own behalf, you may have substantially increased reporting requirements. In particular, in the case of exchange securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

     If you cannot satisfy the requirements described above, payments of principal, premium, if any, and interest made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from, or reduction in, withholding under the benefit of an applicable tax treaty.

     The 30% United States federal withholding tax generally will not apply to any gain that a non-U.S. holder realizes on the sale, exchange, retirement or other disposition of exchange securities, provided that such non-U.S. holder is not an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is not derived from sources within the United States.

  BACKUP WITHHOLDING

     The paying agent must file information returns with the IRS in connection with payments of interest on the exchange securities or with respect to the proceeds of the sale of exchange securities made to certain U.S. holders. Certain noncorporate U.S. holders may be subject to backup withholding at the applicable statutory rate on payments of principal of, premium, if any, and interest on, and the proceeds of disposition of, an exchange security. Backup withholding will apply only if the U.S. holder:

     - fails to furnish its taxpayer identification number ("TIN"), which for an individual, would be such individual's Social Security number,

     - furnishes an incorrect TIN,

     - is notified by the IRS that it has failed to properly report payments of interest and dividends or

     - under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

     U.S. holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

     The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's United States federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS.

     Non-U.S. holders may have to comply with certification procedures to establish their status as non-U.S. holders in order to avoid information reporting and backup withholding tax requirements.

UNITED STATES FEDERAL ESTATE TAX

     If you are a non-U.S. holder, your estate will not be subject to United States federal estate tax on the exchange securities your estate beneficially owns at the time of your death, provided you or your estate do not own 10% or more of our voting stock.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange securities for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those exchange securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer, as defined below, during the period referred to below in connection with resales of exchange securities received in exchange for old securities if those old securities were acquired by that participating broker-dealer for its own account as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the Expiration Date of the exchange offer for the securities of any series, participating broker-dealers will be entitled to use this prospectus, as amended or supplemented from time to time, in connection with the resale of exchange securities of that series as described above, subject to exceptions, including our right to suspend the use of this prospectus as described above under "The Exchange Offers -- Resales of Exchange

Securities." However, a participating broker who intends to use this prospectus in connection with the resale of exchange securities of any series must, on or before the Expiration Date of the exchange offer for the securities of that series, notify or cause the exchange agent to be notified, in the manner provided in the letter of transmittal, that it is a participating broker-dealer.

     We will not receive any proceeds from any sale of exchange securities by participating broker-dealers or other persons. Exchange securities received by participating broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange securities or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any participating broker-dealer or the purchasers of those exchange securities.

     Any broker-dealer who holds old securities acquired for its own account as a result of market-making activities or other trading activities (a "participating broker-dealer") and who receives exchange securities in exchange for those old securities pursuant to the applicable exchange offer and resells those exchange securities must deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of those exchange securities, and such participating broker-dealer and any other broker or dealer that participates in a distribution of those exchange securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of those exchange securities and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the performance of our obligations under the registration rights agreement and to indemnify the holders of old securities and participating broker-dealers against specified liabilities, including specified liabilities under the Securities Act.

                             AVAILABLE INFORMATION

     We are subject to the information reporting requirements of the Securities Exchange Act and we file periodic reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's internet site is www.sec.gov. Our SEC filings are also available at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois, and the Pacific Exchange, 301 Pine Street, San Francisco, California.

     This prospectus constitutes part of a registration statement on Form S-4 that we have filed under the Securities Act. As permitted by the SEC's rules, this prospectus omits some of the information and all of the exhibits included and incorporated by reference in the registration statement. You may read and copy the information and exhibits omitted from this prospectus but contained or incorporated by reference in the registration statement at the public reference facilities maintained by the SEC in Washington, D.C., Chicago, Illinois and New York, New York.

     Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement or to a document incorporated or deemed to be incorporated by reference in the registration statement, each of those statements being qualified in all respects by this reference.

                           INCORPORATION BY REFERENCE

     We have elected to incorporate by reference information into this prospectus. By incorporating by reference, we can disclose important information to you by referring to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except as described in the following sentence. Any statement in this prospectus or in any document which is incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, any supplement to this prospectus or any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to be a part of this prospectus except as so modified or superseded.

     This prospectus incorporates by reference the following documents that we have previously filed with the SEC:

     - Annual Report on Form 10-K for the fiscal year ended December 30, 2001;


     - Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2002; and



     - Current Reports on Form 8-K or 8-K/A filed on January 24, 2002, January 29, 2002, February 26, 2002, February 28, 2002, March 28, 2002, April 1,
       2002, April 19, 2002, April 25, 2002, May 20, 2002, June 7, 2002, July 1,
       2002, July 23, 2002 and August 9, 2002.



It should be noted that the unaudited pro forma condensed consolidated financial statements in the Current Report on Form 8-K/A filed on February 28, 2002 reflect the interim financing used to fund the acquisition of Willamette Industries, Inc. and are not indicative of our expected interest expense on an ongoing basis, and that the unaudited pro forma condensed consolidated financial statements in the Current Report on Form 8-K/A filed on February 28, 2002 and in the Current Report on Form 8-K filed on March 28, 2002 have been superseded by the unaudited pro forma condensed consolidated financial statements in the Current Report on Form 8-K filed on August 9, 2002.


     We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date on which the registration statement of which this prospectus is a part was first filed with the SEC and until the completion of the exchange offers or, if this prospectus is being used in connection with the resale of exchange securities of one or more series by participating broker-dealers as described under "Plan of Distribution," the 180th day after the latest Expiration Date with respect to the exchange offers for the securities of those series or such later date to which we may have extended that 180-day period as described under "The Exchange Offers -- Resales of Exchange Securities."

     We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any of the documents that we have incorporated by reference into this prospectus, other than exhibits unless the exhibits are specifically incorporated by reference in those documents. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits unless they are specifically incorporated by reference in those documents, call or write to our Director of Investor Relations at Weyerhaeuser Company, P.O. Box 9777, Federal Way, Washington 98063-9777, telephone (253) 924-2058. The information relating to us contained in this prospectus is not complete and should be read together with the information contained in the documents incorporated and deemed to be incorporated by reference in this prospectus.

                                 LEGAL MATTERS

     The validity of the exchange securities will be passed upon for us by Lorrie D. Scott, Esq., Senior Legal Counsel of Weyerhaeuser Company.

                                    EXPERTS

     The consolidated balance sheets of Weyerhaeuser Company and subsidiaries as of December 30, 2001 and December 31, 2000 and the related consolidated statements of earnings, cash flows, shareholders' interest and financial statement schedule II -- valuation and qualifying accounts for each of the years in the three-year period ended December 30, 2001, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent auditors, as indicated in their reports with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen LLP to its being named in this prospectus as having certified the consolidated balance sheets of Weyerhaeuser Company and subsidiaries as of December 30, 2001 and December 31, 2000 and the related consolidated statements of earnings, cash flows, shareholders' interest and financial statement schedule II -- valuation and qualifying accounts for each of the years in the three-year period ended December 30, 2001 as required by
Section 7 of the Securities Act of 1933. Accordingly, you will not be able to sue Arthur Andersen LLP pursuant to Section 11(a)(4) of the Securities Act for false or misleading statements or omissions in this prospectus or the financial statements incorporated herein and therefore your right of recovery under that Section may be limited as a result of the lack of consent.

     The consolidated balance sheets of Willamette Industries, Inc. and subsidiaries as of December 31, 2001 and 2000 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent auditors, as stated in their reports incorporated by reference herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act sets forth provisions pursuant to which officers and directors of the Registrant may be indemnified against liabilities that they may incur in their capacity as such. Article XII of the Registrant's Bylaws provides for the indemnification of directors and officers of the Registrant against certain liabilities under certain circumstances.

     Under insurance policies of the Registrant, directors and officers of the Registrant may be indemnified against certain losses arising from certain claims that may be made against such persons by reason of their being directors or officers.

     Reference is made to Section 5 of the registration rights agreement filed as an exhibit hereto. That section provides that the holders of old securities will in certain circumstances indemnify the Registrant, its directors and certain of its officers and the persons, if any, who control the Registrant within the meaning of the Securities Act against certain liabilities.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 4.1      Indenture dated as of April 1, 1986 between Weyerhaeuser
          Company and JPMorgan Chase Bank (formerly known as The Chase
          Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3,
          Registration No. 333-36753).
 4.2      First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank and Chemical
          Bank), as Trustee (incorporated by reference from the
          Registration Statement on Form S-3, Registration No.
          33-52982).
 4.3      Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank and Chemical
          Bank), as Trustee (incorporated by reference from the
          Registration Statement on Form S-3, Registration No.
          33-59974).
 4.4      Third Supplemental Indenture dated as of October 22, 2001
          between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank), as Trustee
          (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-72356).
 4.5      Fourth Supplemental Indenture dated as of March 12, 2002
          between Weyerhaeuser Company and JPMorgan Chase Bank
          (incorporated by reference from the Registration Statement on Form S-4, Registration No. 333-82376).
 4.6      Form of old floating rate note due 2003 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
 4.7      Form of floating rate exchange note due 2003 (included in
          Fourth Supplemental Indenture filed as Exhibit 4.5).
 4.8      Form of old note due 2005 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5).
 4.9      Form of exchange note due 2005 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
4.10      Form of old note due 2007 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5).
4.11      Form of exchange note due 2007 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
4.12      Form of old note due 2012 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5).
4.13      Form of exchange note due 2012 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
4.14      Form of old debenture due 2032 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 4.15     Form of exchange debenture due 2032 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
 4.16     Registration Rights Agreement dated March 12, 2002 among
          Weyerhaeuser Company and the several initial purchasers
          parties thereto.(1)
 4.17     Calculation Agent Agreement dated as of March 6, 2002
          between Weyerhaeuser Company and JPMorgan Chase Bank.(1)
 5.1      Opinion of Lorrie D. Scott, Esq., Senior Legal Counsel of
          Weyerhaeuser Company.(1)
12.1      Computation of Ratios of Earnings to Fixed Charges for
          Fiscal Years 1997 through 2001:
            (a) Weyerhaeuser Company and Subsidiaries -- Computation
          of Ratios of Earnings to Fixed Charges.(1)
            (b) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of
                Ratios of Earnings to Fixed Charges.(1)
            (c) Weyerhaeuser Company and Subsidiaries -- Computation
          of Pro Forma Ratio of Earnings to Fixed Charges.(2)
            (d) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of Pro
                Forma Ratio of Earnings to Fixed Charges.(2)
12.2      Computation of Ratios of Earnings to Fixed Charges for the
          thirteen weeks ended March 31, 2002:
            (a) Weyerhaeuser Company and Subsidiaries -- Computation
          of Ratios of Earnings to Fixed Charges (incorporated by
                reference from the Form 8-K filed by Weyerhaeuser
                Company on May 20, 2002, File No. 1-4825).
            (b) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of
                Ratios of Earnings to Fixed Charges (incorporated by
                reference from the Form 8-K filed by Weyerhaeuser
                Company on May 20, 2002, File No. 1-4825).
            (c) Weyerhaeuser Company and Subsidiaries -- Computation
          of Pro Forma Ratio of Earnings to Fixed Charges.(2)
            (d) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of Pro
                Forma Ratio of Earnings to Fixed Charges.(2)
23.1      Consent of Lorrie D. Scott, Esq. (contained in Exhibit 5.1 thereto).(1)
23.2      Consent of Arthur Andersen LLP, independent auditors.(1)
23.3      Consent of KPMG LLP, independent auditors.(2)
24.1      Power of Attorney.(1)
25.1      Statement of Eligibility on Form T-1 of JPMorgan Chase Bank,
          as Trustee.(1)
99.1      Form of Letter of Transmittal.(1)
99.2      Form of Notice of Guaranteed Delivery.(1)
99.3      Form of Exchange Agent Agreement.(1)


---------------
(1) Filed previously.


(2) Filed herewith.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement,

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions (except for the insurance referred to in the second paragraph of Item 20) or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than a claim under such insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Federal Way, State of Washington, on August 9, 2002.


                                          WEYERHAEUSER COMPANY

                                          By /s/ Claire S. Grace

                                          --------------------------------------
                                          Claire S. Grace
                                          Corporate Secretary and
                                          Assistant General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                     TITLE                    DATE
-------------------------------------------------------------------------------------------------------

                /s/ STEVEN R. ROGEL*                     President, Chief Executive     August 9, 2002
-----------------------------------------------------       Officer and Director
                   Steven R. Rogel                      (Principal Executive Officer)

               /s/ WILLIAM C. STIVERS*                  Executive Vice President and    August 9, 2002
-----------------------------------------------------      Chief Financial Officer
                 William C. Stivers                     (Principal Financial Officer)

               /s/ STEVEN J. HILLYARD*                  Vice President and Controller   August 9, 2002
-----------------------------------------------------       (Principal Accounting
                 Steven J. Hillyard                               Officer)

              /s/ RICHARD F. HASKAYNE*                            Director              August 9, 2002
-----------------------------------------------------
                 Richard F. Haskayne

               /s/ ROBERT J. HERBOLD*                             Director              August 9, 2002
-----------------------------------------------------
                  Robert J. Herbold

                /s/ MARTHA R. INGRAM*                             Director              August 9, 2002
-----------------------------------------------------
                  Martha R. Ingram

               /s/ JOHN I. KIECKHEFER*                            Director              August 9, 2002
-----------------------------------------------------
                 John I. Kieckhefer

                /s/ ARNOLD G. LANGBO*                             Director              August 9, 2002
-----------------------------------------------------
                  Arnold G. Langbo

         /s/ RT. HON. DONALD F. MAZANKOWSKI*                      Director              August 9, 2002
-----------------------------------------------------
           Rt. Hon. Donald F. Mazankowski

                      SIGNATURE                                     TITLE                    DATE
-------------------------------------------------------------------------------------------------------

                                                                  Director
-----------------------------------------------------
                 Nicole W. Piasecki

            /s/ WILLIAM. D. RUCKELSHAUS*                          Director              August 9, 2002
-----------------------------------------------------
               William D. Ruckelshaus

             /s/ RICHARD. H. SINKFIELD*                           Director              August 9, 2002
-----------------------------------------------------
                Richard H. Sinkfield

               /s/ JAMES N. SULLIVAN*                             Director              August 9, 2002
-----------------------------------------------------
                  James N. Sullivan

               /s/ CLAYTON K. YEUTTER*                            Director              August 9, 2002
-----------------------------------------------------
                 Clayton K. Yeutter


*By:    /s/ CLAIRE S. GRACE
     -----------------------------
            Claire S. Grace
           Attorney in Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
  4.1     Indenture dated as of April 1, 1986 between Weyerhaeuser
          Company and JPMorgan Chase Bank (formerly known as The Chase
          Manhattan Bank and Chemical Bank), as Trustee (incorporated by reference from the Registration Statement on Form S-3,
          Registration No. 333-36753).
  4.2     First Supplemental Indenture dated as of February 15, 1991 between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank and Chemical
          Bank), as Trustee (incorporated by reference from the
          Registration Statement on Form S-3, Registration No.
          33-52982).
  4.3     Second Supplemental Indenture dated as of February 1, 1993 between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank and Chemical
          Bank), as Trustee (incorporated by reference from the
          Registration Statement on Form S-3, Registration No.
          33-59974).
  4.4     Third Supplemental Indenture dated as of October 22, 2001
          between Weyerhaeuser Company and JPMorgan Chase Bank
          (formerly known as The Chase Manhattan Bank), as Trustee
          (incorporated by reference from the Registration Statement on Form S-3, Registration No. 333-72356).
  4.5     Fourth Supplemental Indenture dated as of March 12, 2002
          between Weyerhaeuser Company and JPMorgan Chase Bank
          (incorporated by reference from the Registration Statement on Form S-4, Registration No. 333-82376).
  4.6     Form of old floating rate note due 2003 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5).
  4.7     Form of floating rate exchange note due 2003 (included in
          Fourth Supplemental Indenture filed as Exhibit 4.5).
  4.8     Form of old note due 2005 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5)
  4.9     Form of exchange note due 2005 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5)
  4.10    Form of old note due 2007 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5)
  4.11    Form of exchange note due 2007 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5)
  4.12    Form of old note due 2012 (included in Fourth Supplemental
          Indenture filed as Exhibit 4.5)
  4.13    Form of exchange note due 2012 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5)
  4.14    Form of old debenture due 2032 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5)
  4.15    Form of exchange debenture due 2032 (included in Fourth
          Supplemental Indenture filed as Exhibit 4.5)
  4.16    Registration Rights Agreement dated March 12, 2002 among
          Weyerhaeuser Company and the several initial purchasers
          parties thereto.(1)
  4.17    Calculation Agent Agreement dated as of March 6, 2002
          between Weyerhaeuser Company and JPMorgan Chase Bank.(1)
  5.1     Opinion of Lorrie D. Scott, Esq., Senior Legal Counsel of
          Weyerhaeuser Company.(1)
 12.1     Computation of Ratios of Earnings to Fixed Charges for
          Fiscal Years 1997 through 2001:
            (a) Weyerhaeuser Company and Subsidiaries -- Computation
          of Ratios of Earnings to Fixed Charges.(1)
            (b) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of
                Ratios of Earnings to Fixed Charges.(1)
            (c) Weyerhaeuser Company and Subsidiaries -- Computation
          of Pro Forma Ratio of Earnings to Fixed Charges.(2)
            (d) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of Pro
                Forma Ratio of Earnings to Fixed Charges.(2)

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBIT
-------                      ----------------------
 12.2     Computation of Ratios of Earnings to Fixed Charges for the
          thirteen weeks ended March 31, 2002:
            (a) Weyerhaeuser Company and Subsidiaries -- Computation
          of Ratios of Earnings to Fixed Charges (incorporated by
                reference from the Form 8-K filed by Weyerhaeuser
                Company on May 20, 2002, File No. 1-4825).
            (b) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of
                Ratios of Earnings to Fixed Charges (incorporated by
                reference from the Form 8-K filed by Weyerhaeuser
                Company on May 20, 2002, File No. 1-4825).
            (c) Weyerhaeuser Company and Subsidiaries -- Computation
          of Pro Forma Ratio of Earnings to Fixed Charges.(2)
            (d) Weyerhaeuser Company with its Weyerhaeuser Real Estate
          Company, Weyerhaeuser Financial Services, Inc. and Gryphon
                Investments of Nevada, Inc. subsidiaries accounted for
                on the equity method, but excluding the undistributed
                earnings of those subsidiaries -- Computation of Pro
                Forma Ratio of Earnings to Fixed Charges.(2)
 23.1     Consent of Lorrie D. Scott, Esq. (contained in Exhibit 5.1 thereto).(1)
 23.2     Consent of Arthur Andersen LLP, independent auditors.(1)
 23.3     Consent of KPMG LLP, independent auditors.(2)
 24.1     Power of Attorney.(1)
 25.1     Statement of Eligibility on Form T-1 of JPMorgan Chase Bank,
          as Trustee.(1)
 99.1     Form of Letter of Transmittal.(1)
 99.2     Form of Notice of Guaranteed Delivery.(1)
 99.3     Form of Exchange Agent Agreement.(1)


---------------

(1) Filed previously.

(2) Filed herewith.